UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

GEEKNET, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Proxy Statement – Subject to Completion, dated March 30, 2011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 10, 2011

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Geeknet, Inc. (the “Company”), a Delaware corporation, will be held on Tuesday, May 10, 2011 at 8 a.m., Eastern Daylight Time, at 125 East 50 Street, New York, NY 10022 for the following purposes:

(1)	To amend our Certificate of Incorporation to declassify the Board of Directors (Proposal One);

(2)	If Proposal One to declassify our Board is approved, to elect the nine (9) directors nominated by our Board of Directors and named in the proxy statement (Proposal Two);

(3)
If Proposal One to declassify our Board is NOT approved, to elect the five (5) directors nominated by our Board of Directors and named in the proxy statement as Class II directors to serve for a three year term (Proposal Three);

(4)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal Four);

(5)	To hold a non-binding vote on executive compensation (Proposal Five);

(6)	To hold a non-binding vote on the frequency of executive compensation votes (Proposal Six);

(7)	To approve an amendment to the Company’s 2007 Equity Incentive Plan (Proposal Seven);

(8)	To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 8, 2011 are entitled to notice of and to vote at the meeting.
By Order of the Board of Directors,

Adam Heller
Secretary

Fairfax, VA

April [__], 2011

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with our solicitation of proxies, on behalf of the Board of Directors, for the 2011 Annual Meeting of Stockholders. The Proxy Statement and the related proxy form are being distributed on or about [●], 2011. For specific instructions on how to vote your shares, please refer to the instructions on your enclosed proxy card. You can vote your shares using one of the following methods:

•	Vote through the Internet or by telephone by following the instructions shown on the proxy card;

•	Vote by mail by completing and returning a written proxy card; or

•	Attend our 2011 Annual Meeting of Stockholders and vote in person.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 9, 2011. Internet and telephone voting are available 24 hours per day; if you vote via the Internet or telephone, you do not need to return a proxy card. Proxy cards submitted by mail must be received by the commencement of the Annual Meeting in order for your shares to be voted.

All stockholders are cordially invited to attend the meeting; however, to ensure your representation at the Annual Meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the pre-addressed envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

GEEKNET, INC.
11216 Waples Mill Rd., Suite 100
Fairfax, VA 22030

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The matters to be acted upon at the Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”) are described in the Notice of Annual Meeting of Stockholders and this Proxy Statement. The Proxy is solicited on behalf of the Board of Directors of Geeknet, Inc. (the “Company”) for use at our Meeting to be held at 125 East 50 Street New York, NY 10022 on May 10, 2011, at 8 a.m. Eastern Daylight Time, and at any adjournment(s) thereof, for the purposes set forth herein. Our telephone number is (877) 433-5638.

The Notice, including the Proxy Statement, the Proxy and our Securities and Exchange Commission (“SEC”) Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2010 (“Fiscal Year 2010”), was mailed on [●], 2011 to all stockholders entitled to vote at the Meeting.

STOCKHOLDERS MAY RECEIVE A COPY OF THE COMPANY’S 2010 ANNUAL REPORT ON FORM 10-K, NOT INCLUDING EXHIBITS, AT NO CHARGE. IF A STOCKHOLDER PREFERS A COPY OF THE 2010 ANNUAL REPORT ON FORM 10-K INCLUDING EXHIBITS, THE STOCKHOLDER WILL BE CHARGED A REASONABLE FEE (WHICH SHALL BE LIMITED TO OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS). REQUESTS FOR COPIES MUST BE MADE BY SENDING A WRITTEN REQUEST TO GEEKNET, INC., 11216 WAPLES MILL RD., SUITE 100, FAIRFAX, VA 22030, ATTN: INVESTOR RELATIONS.

Record Date and Share Ownership

Stockholders of record at the close of business on April 8, 2011 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the Meeting and at any adjournment(s) thereof. We have one class of stock issued and outstanding, designated as Common Stock, $0.001 par value per share, and one class of undesignated Preferred Stock, $0.001 par value per share. As of the Record Date, 25,000,000 shares of our Common Stock were authorized and [●] shares of the Company’s Common Stock were outstanding. As of the Record Date, 1,000,000 shares of our Preferred Stock were authorized and no shares of our Preferred Stock were outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it as follows:

(1)	Delivering to us at our principal offices (Attention: Investor Relations) a written notice of revocation before such proxy is used; or

(2)	Delivering subsequent proxy instructions as follows:

—
By Phone :  Use the toll free telephone number provided on the proxy card to vote again prior to 11:59 p.m. Eastern Daylight Time (“EDT”) on May 9, 2011 (specific instructions for using the telephone voting system are provided on the proxy card and in the Notice);

—
By Internet :  Use the Internet voting site listed on the proxy card to vote again prior to 11:59 p.m. EDT on May 9, 2011 (specific instructions for using the Internet voting system are provided on the proxy card and in the Notice);

—	By Mail : Sign, date and mail another proxy card bearing a later date and deliver such proxy card to our principal offices (Attention: Investor Relations) prior to the use of the original proxy; or

—	In Person : Attend the Meeting and vote your shares in person.

Voting

On all matters, each stockholder shall be entitled to one vote for each share of the Company’s capital stock held by such stockholder.

With respect to the amendment to our Certificate of Incorporation “Proposal One – to amend our Certificate of Incorporation to declassify the Board of Directors” if a quorum is present and voting, the affirmative vote of the holders of 66 2/3% of the shares of our common stock entitled to vote outstanding as of the Record Date will be required to approve this amendment to the Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as an “AGAINST” vote.

With respect to the election of directors pursuant to “Proposal Two - If Proposal One to declassify our Board is approved, to elect the nine (9) directors nominated by our Board of Directors and named in the proxy statement,” The nine (9) nominees for director receiving the highest number of affirmative votes from holders of shares entitled to vote shall be elected as directors for a one year term. Abstentions and broker non-votes will have no effect on the election of directors.

With respect to the election of directors pursuant to “Proposal Three - If Proposal One to declassify our Board is NOT approved -  to elect the five (5) directors nominated by our Board of Directors and named in the proxy statement as Class II directors to serve for a three year term,” the five (5) nominees for director receiving the highest number of affirmative votes from holders of shares entitled to vote shall be elected as directors for a three year term. Abstentions and broker non-votes will have no effect on the election of directors.

With respect to the ratification of KPMG, LLP as the Company’s Independent Registered Public Accountants for the Fiscal Year ending December 31, 2011 pursuant to “Proposal Four — To ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011,” if a quorum is present and voting, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is needed to ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for our fiscal year ending December 31, 2011 (“Fiscal Year 2011”).  Abstentions will have the effect of a vote “against” the ratification of KPMG LLP as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.

With respect to “Proposal Five — hold a non-binding vote on executive compensation,” the affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

With respect to “Proposal Six — hold a non-binding vote on the frequency of executive compensation votes,” the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.

With respect to the increase in the Company’s stock option pool pursuant to “Proposal Seven — approve an amendment to the Company’s 2007 Equity Incentive Plan,” the affirmative vote of a majority of the votes cast (i.e., the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal) is necessary to approve the amendment to the Company’s 2007 Equity Incentive Plan. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Solicitation of Proxies

We will bear the cost of soliciting proxies. We have engaged Georgeson, Inc., which we refer to in this proxy statement as “Georgeson,” to assist in the solicitation of proxies for the annual meeting. We have agreed to pay Georgeson a base fee of $6,000, plus additional charges related to telephone calls and out-of-pocket expenses incurred in connection with the proxy solicitation. In addition, our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also ask brokers, banks and other nominees to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers, banks and other nominees hold of record. We will reimburse them for their reasonable out-of-pocket expenses.   If you have questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Georgeson, Inc., toll-free at (888) 293-6908. If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information. We may, upon request, reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy solicitation materials to such beneficial owners. In addition, proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Meeting (“Votes Cast”) will be tabulated by the inspector of elections (the “Inspector”) who will be one of our employees. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the Meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN, or “broker non-votes,” as being present and entitled to vote for purposes of determining the presence of a quorum but will not treat such shares as votes in favor of approving any matter submitted to the stockholders for a vote. “Broker non-votes” will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal; thus broker non-votes will not affect the outcome of any matter being voted on at the meeting, except the proposal to amend our Certificate of Incorporation, in which case a broker non-vote will have the same effect as an “AGAINST” vote. Abstentions will not affect the outcome of any matter being voted on at the meeting except the proposal to amend our Certificate of Incorporation, ratification of the independent accountants and the vote on executive compensation, in which case, abstentions will have the same effect as an “AGAINST” vote.

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the amendment to the Certificate of Incorporation, (ii) if Proposal One is approved, for the election of the nine nominees for directors set forth herein, (iii) if Proposal One is NOT approved, for the election of the five Class II directors set forth herein, (iv) for the ratification KPMG LLC as our independent registered public accounting firm for Fiscal Year 2011, (v) for the advisory vote on the compensation of our executive directors, (vi) for an annual advisory vote on executive compensation; and (vii) for amendment to the Company’s 2007 Equity Incentive Plan. With respect to such other business as may properly come before the Meeting or any adjournment thereof, the shares will be voted in the discretion of the proxy holder.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders that are intended for inclusion in our proxy statement relating to our 2012 Annual Meeting of Stockholders must be received by us at our principal offices at 11216 Waples Mill Rd., Suite 100, Fairfax, VA 22030, Attention: General Counsel, not earlier than [●] nor later than [●] and must satisfy the conditions established by the SEC and our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.

Stockholder proposals that are not intended to be included in our proxy materials for such meeting but that are intended to be presented by the stockholder are subject to the advance notice procedures described below under “Transaction of Other Business.”

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (SEC) and our bylaws.  In order for a matter to be deemed properly presented by a stockholder for consideration at our 2012 Annual Meeting of Stockholders, timely notice must have been delivered pursuant to our bylaws, as described above. The stockholder’s notice must comply with the requirements of our bylaws, which generally require that the notice set forth: (i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy to introduce the business specified in the notice; (iii) such other information regarding the proposal as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), had the matter been proposed by our Board of Directors; and (iv) if the proposal is for the nomination of directors, a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which the nomination(s) are to be made by the stockholder and the consent of each nominee to serve as a director. The chairman of the meeting may refuse to acknowledge any matter not made in compliance with the advance notice procedures set forth in our bylaws.

Stockholder Information

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy materials) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request additional copies by contacting us at GEEKNET, INC., 11216 WAPLES MILL RD., SUITE 100, FAIRFAX, VA 22030, ATTN: INVESTOR RELATIONS, or call (877) 825-4689.

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address above to request that only a single copy be delivered in the future.

Transaction of Other Business

As of the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Meeting is as set forth in this Proxy Statement. If any other matter(s) are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their discretion. By signing the proxy card, you are granting the persons named in the proxy a proxy entitling them to vote your shares with such discretion.

PROPOSAL ONE

TO AMEND OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

General

After careful consideration, in March 2011, our Board of Directors voted unanimously to approve, and to recommend to our stockholders that they approve, an amendment to our Certificate of Incorporation to declassify the board of directors effective at this 2011 Annual Meeting.  Our Board of Directors currently has ten authorized directors and currently consists of ten members. We have a classified Board of Directors, which is divided into three classes. Each class is elected for a three year term, with the terms staggered so that approximately one third of the directors stand for election each year. If adopted, this proposal would eliminate the classification of the Board of Directors, requiring every director to stand for election each year at our annual meeting.  This will allow our stockholders to vote on the election of our entire board of directors each year, rather than on a staggered basis as with our current classified board structure.

If approved by our stockholders, our Certificate of Incorporation will be amended to provide for the annual election of all directors commencing immediately at this 2011 Annual Meeting (See Proposal Two).  As of March 29, 2011, each of our directors whose term does not expire at this 2011 Annual Meeting has tendered his resignation.  Each resignation is contingent and effective only upon stockholder approval of this Proposal One.  If our stockholders do not approve this Proposal One, our board will remain classified, the contingent resignations will be ineffective, and our stockholders will instead be asked to elect only five (5) Class II directors at this 2011 Annual Meeting (see Proposal Three).

Rationale for Declassification

While a classified board may provide certain advantages, including promoting board continuity and stability and encouraging directors to take a long-term perspective, in making the determination to propose declassifying the Board, the Board of Directors felt the benefits of an unclassified board, namely, increasing director’s accountability to stockholders outweighed the benefits of a classified board.  Since the election of directors is one of the main avenues for stockholders to influence corporate governance and hold management accountable, the Board of Directors has determined that it is in the best interest of the Company and its stockholders.

In determining whether to propose declassifying the board to our stockholders, the board of directors considered the arguments in favor of and against continuation of the classified board structure and determined that it would be in the best interests of Geeknet and our stockholders to amend our Certificate of Incorporation to declassify the board.

The board of directors recognizes that a classified structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to take a long-term perspective, and ensuring that a majority of the board will always have prior experience with the Company. Additionally, classified boards provide effective protection against unwanted takeovers and proxy contests as they make it difficult for a substantial stockholder to gain control of the board without the cooperation or approval of incumbent directors.

However, the board of directors also recognizes that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

Proposed Declassification of the Board of Directors

Declassification of the Board of Directors will require several changes to our Certificate of Incorporation.  Specifically, Article VII.B and Article VII.D of our Certificate of Incorporation must be amended to delete references to the classified board structure and Article VII.G of our Certificate of Incorporation must be amended to delete the supermajority provision that requires 66 2/3% of the outstanding shares of our common stock to remove directors without cause in accordance with the requirements of Delaware law. The proposed amendment to the Certificate of Incorporation is set forth on Appendix I with additions indicated by double underlining and deletions indicated by ~~strike-outs~~. The general description above is subject to the actual text of the amendment reflected in Appendix I. Subject to approval of this Proposal One by the holders of 66 2/3% of the outstanding shares of our common stock entitled to vote as of the Record Date, the Board of Directors has also approved an amendment to Section 3.3 of our Bylaws which conforms the Bylaws to the Certificate of Incorporation regarding the declassification of the Board described above.

If approved by our stockholders, the amendment to our Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of Delaware (which would occur during the Annual Meeting and prior to consideration of the proposal to elect directors).  Our Board of Directors will then be declassified immediately, so that every director will stand for election at this 2011  Annual Meeting (and thereafter) for a one-year term.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting, the affirmative vote of two thirds of the outstanding shares of the Company’s Common Stock entitled to vote as of the Record Date is needed to approve an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors. Abstentions and broker non-votes will have the same effect as an “AGAINST” vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
VOTING “FOR” THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL TWO

IF PROPOSAL ONE IS APPROVED, TO ELECT NINE (9) DIRECTORS

PROPOSAL TWO WILL NOT BE ADOPTED IF OUR STOCKHOLDERS DO NOT ADOPT PROPOSAL ONE

General

Our Board of Directors has ten authorized directors and currently consists of ten members, however, we are reducing the number of authorized directors to nine directors at this Annual meeting.

If our stockholders approve Proposal One at the Annual Meeting, our stockholders will be asked to consider nine nominees for election to our board of directors to serve for a one year term until the 2012 annual meeting of stockholders. If our stockholders do not approve Proposal One, this Proposal Two will NOT be submitted to a vote of our stockholders at the 2011 Annual Meeting, and instead Proposal Three (Election of Class II Directors) will be submitted in its place.

Information Regarding the Nominees

On March 29, 2011, the Nominating and Governance Committee, which is comprised of Messrs. Anker and Neumeister, Jr, recommended, and the Board of Directors, on March 29, 2011, determined, that it is in the best interests of the Company to nominate the following nine (9) directors for election to the Board of Directors. The nominees include:

—	Kenneth G. Langone

—	Matthew C. Blank

—	Matthew Carey

—	Peter A. Georgescu

—	Sir Ronald Hampel

—	Frank. A Riddick, III

—	Derek Smith

—	Michael Solomon

—	David B. Wright

Mr. Anker is not standing for re-election to the Board of Directors. Mr. Neumeister has tendered his resignation effective May 10, 2011 and therefore will not be standing for re-election to the Board of Directors. All of the nominees for directors are current Geeknet directors except Sir Ronald Hampel who was recommended to our Board of Directors by the Nominating and Governance Committee for election to our Board of Directors. Accordingly, effective as of the date of our 2011 Annual Meeting, the size of our Board of Directors will be reduced to nine members.

We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director at the 2011 Annual Meeting will continue until our annual meeting of stockholders held in 2012 and until a successor has been elected and qualified or the earlier of their death, resignation or removal. There are no arrangements or understandings between any of our directors or executive officers and any other person pursuant to which he or she is or was to be selected as one of our directors or officers. There are no family relationships among directors or executive officers of the Company.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine (9) nominees named above, eight of whom are currently one of our directors. Each nominee has consented to be named as a nominee in this Proxy Statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the 2011 Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed above as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting, the nine nominees for director will be elected by a plurality of the votes cast. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will have no legal effect on the election of directors once a quorum is present. See “Information Concerning Solicitation And Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
VOTING “FOR” THE NOMINEES TO SERVE AS DIRECTORS.

Information Regarding the Nominees of the Board of Directors

The following table sets forth for each of our current Directors, their ages and present positions with the Company as of the Record Date.

Name	Age	Position
Kenneth G. Langone	75	Director, Executive Chairman and Chief Executive Officer
Matthew C. Blank (3)	61	Director
Matthew Carey (3) (4)	46	Director
Peter A. Georgescu (3)(4)	72	Director
Frank A. Riddick III (1) (3)	54	Director
Derek Smith (1)(4)	56	Director
Michael Solomon	64	Director
David B. Wright (3)(4)	61	Director
Sir Ronald Hampel	79	Director nominee

(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Governance Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Technology Committee.

  Kenneth G. Langone has served on our Board of Directors since July 2010 and since August 2010, Mr. Langone has served as chief executive officer of the Company.  Mr. Langone is the founder and, since 1974, has been Chairman of the Board, Chief Executive Officer and President of Invemed Associates, LLC, a New York Stock Exchange firm engaged in investment banking and brokerage.  He is a co-founder of The Home Depot, Inc. and was a director and member of the executive committee of its board for 30 years.  He also serves on the boards of YUM Brands and Unifi, Inc. Mr. Langone brings operating and management experience, including as chief executive officer of a financial services business, expertise in finance, strategic planning and business development and public company directorship and committee experience to the Company as a result of his professional experiences. These experiences provide the Board with, among other things, financial and strategic planning expertise important to the oversight of the Company’s financial reporting and business strategy implementation.

Matthew C. Blank has served on our Board of Directors since January 2010.  Mr. Blank is the Chairman and Chief Executive Officer at Showtime Networks, having started that role in 1995.  Prior to joining Showtime Networks in 1998 as Executive Vice President, Marketing, Mr. Blank worked for Home Box Office Inc. for 12 years from 1976 to 1988 departing as Senior Vice President of Consumer Marketing.

Mr. Blank is independent and brings to the Board of Directors decades of service in the entertainment industry, with special knowledge and understanding of the media business.

Mathew Carey has served on our Board of Directors since August 2010.  Mr. Carey is executive vice president and chief information officer for The Home Depot. Before joining The Home Depot in 2008, Matt served as senior vice president and chief technology officer at eBay. Prior to joining eBay in 2006, Matt spent more than 20 years with Wal-Mart, where he was senior vice president and chief technology officer.

Mr. Carey is independent and brings to the Board of Directors decades of service with various global technology companies. His extensive service as an executive officer with technology companies provides him with the knowledge and leadership experience necessary to serve as Chairman of our Technology Committee.

Peter A. Georgescu has served on our Board of Directors since August 2010. Mr. Georgescu is Chairman Emeritus of Young & Rubicam Inc., and served as that company’s Chairman and CEO from 1994 until January 2000. Mr. Georgescu serves as a board member of International Flavors & Fragrances. He has served on the board of directors of seven public companies, most recently Toys “R” Us, Inc., EMI Group PLC and Levi Strauss & Co., and chaired committees in each critical area: audit, nominating and governance and compensation. Mr. Georgescu’s experience has led him to be a major contributor in the Company’s boardroom. Mr. Georgescu is independent and brings to the Board of Directors decades of service in the media industry.

Frank A. Riddick, III has served on our Board of Directors since August 2010. Mr. Riddick is currently the chief executive officer of John Maneely Company.  Most recently, he was a consultant for TowerBrook Capital Partners LP, a New York based private equity firm from May 2008 to August 2009.  Mr. Riddick was president and chief executive officer of Formica Corporation from January 2002 to April 2008. He also served as president and chief operating officer of Armstrong World Industries, Inc. from February 2000 to November 2001 where he also was chief executive officer of Triangle Pacific Corp., a wholly owned subsidiary of Armstrong.  From March 1995 to February 2000, he was chief financial officer of Armstrong.  Mr. Riddick has previously served as controller of Chicago-based FMC Corporation.

Mr. Riddick is independent and brings to the Board of Directors decades of service with various companies. His extensive service as an executive financial officer with various companies provides him with the knowledge and leadership experience necessary to serve as Chairman of our Audit Committee.

Derek Smith has served on our Board of Directors since August 2010. Mr. Smith has been Chairman and CEO of the Institute of Global Prescience from 2008  Prior to that, Mr. Smith is the former Chairman and CEO of ChoicePoint Inc. from 1997 until 2008.     Mr. Smith serves on the Board of Directors for the Georgia Aquarium and Camp Twin Lakes.  He also is a minority owner of the Atlanta Falcons.

Mr. Smith is independent and brings to the Board of Directors decades of service with various companies.

Michael Solomon has served on our Board of Directors since July 2010. Mr. Solomon serves as Managing Principal of Gladwyne Partners, LLC. Prior to founding Gladwyne Partners in July 1998, Mr. Solomon was affiliated with Lazard Frères & Co. LLC, a global investment bank. He joined Lazard Frères in 1981 and became a Partner in 1983.

Mr. Solomon brings to the Board of Directors decades of service with various companies.

David B. Wright has served on our Board of Directors since December 2001. Since February 2010, Mr. Wright has served as president and chief executive officer of GridIron Systems, a privately-held company that deploys appliance software technology to maximize application performance for enterprise customers.  From June 2006 until December 2009, Mr. Wright has served as chairman and chief executive officer for Verari Systems, Inc., a developer of platform-independent blade servers and storage systems. From August 2004 through May 2006, Mr. Wright served as executive vice president, office of the chief executive officer, strategic alliances and global accounts, for EMC Corporation (“EMC”), a provider of products, services, and solutions for information storage and management. From October 2003 until August 2004, Mr. Wright served as an EMC executive vice president and president of EMC’s Legato Systems division, which develops, markets and supports enterprise class storage software products and services. From October 2000 until its acquisition by EMC in October 2003, Mr. Wright served as president and chief executive officer of Legato Systems, Inc. Mr. Wright serves on the board of directors of Verisk Analytics, Inc. and ActivIdentity Corp.

Mr. Wright is independent and brings to the Board of Directors decades of service with various global technology companies. His extensive service as an executive officer with technology companies and service on the boards of directors of public companies as lead independent director, compensation committee chairman and an audit committee member provide him with the knowledge and leadership experience necessary to serve as Chairman of our Compensation Committee. Mr. Wright also provides critical insights with respect to acquisition transactions, having been involved in over twenty such transactions. His international experience also provides Mr. Wright with a valuable understanding of the challenges facing a global company.

Sir. Ronald Hampel is being proposed to serve on our Board of Directors as a director only if Proposal One is passed. If Proposal One is not passed the Board intends to appoint Sir Hampel as a director. Sir Hampel has been Chairman of ISG since January 2010.  He previously spent 44 years with ICI, where he joined the Board in 1985, became COO in 1991, CEO in 1993 and was Chairman from 1995-1999.   He was knighted in the 1995 New Year’s Honours.   He was a Non-Executive Director of Powell Duffryn PLC from 1983-1988, of Commercial Union Plc from 1987-1995, of BAE SYSTEMS plc from 1989-2002, of Alcoa Inc from 1995-2005,of TI Automotive from 2007-2009, an Advisory Director of Teijin (Japan) from 2000-2005, Chairman of United Business Media from 1999-2002 and Chairman of Templeton Emerging Markets Investment Trust from 2003-2007.

Mr. Hampel is independent and brings to the Board of Directors decades of service in various industries.

No director has any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

See “Corporate Governance” and “Executive Compensation — Compensation of Directors” below for additional information regarding the Board of Directors.

PROPOSAL THREE

IF PROPOSAL ONE IS NOT ADOPTED, TO ELECT FIVE (5) CLASS II DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS TO SERVE FOR A THREE YEAR TERM

PROPOSAL THREE WILL NOT BE ADOPTED IF OUR STOCKHOLDERS ADOPT PROPOSAL ONE

General

Our Board of Directors has ten authorized directors and currently consists of ten members. We have a classified Board of Directors, which is divided into three classes, each with a three-year term. Generally, absent the earlier resignation or removal of a director, the terms of the classes are staggered, meaning that only one of the three classes stands for re-election at each annual meeting of stockholders. The three classes are currently comprised of the following directors:

—	Class I consists of Michael B. Solomon, whose term expires in 2013;

—	Class II consists of Matthew C. Blank, Frank A. Riddick, Derek Smith, Peter Georgescu, Andrew Anker and Matthew Carey, whose terms expire in 2011; and

—	Class III consists of Kenneth G. Langone, Robert M. Neumeister, Jr. and David B. Wright, whose terms expire in 2012.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Mr. Anker is not standing for reelection to the Board of Directors. Mr. Neumeister has tendered his resignation effective May 10, 2011.

Information Regarding the Nominees

On March 29, 2011, the Nominating and Governance Committee, which is comprised of Messrs. Anker and Neumeister, recommended, and the Board of Directors, on March 29, 2011, determined, that it is in the best interests of the Company to nominate the following five (5) directors for election to the Board of Directors ONLY in the event that Proposal One is NOT APPROVED and the Board of Directors remains classified. The nominees include:

—	Matthew C. Blank

—	Matthew Carey

—	Peter A. Georgescu

—	Frank A. Riddick, III

—	Derek Smith

In the event Proposal One is NOT APPROVED and if elected, Matthew C. Blank, Matthew Carey, Peter A. Georgescu, Frank A. Riddick, III and Derek Smith will serve as directors until our annual meeting in 2014, and until a successor is qualified and elected or until his earlier resignation or removal. We are not aware of any reason that any nominee will be unable or will decline to serve as a director.   There are no arrangements or understandings between any of our directors or executive officers and any other person pursuant to which he or she is or was to be selected as one of our directors or officers. There are no family relationships among directors or executive officers of the Company.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five (5) nominees named above, all of whom are currently one of our directors. Each nominee has consented to be named as a nominee in this Proxy Statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed above as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

Vote Required; Recommendation of the Board of Directors

The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no legal effect on the election of directors once a quorum is present. See “Information Concerning Solicitation And Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
VOTING “FOR” ALL FIVE NOMINEES TO SERVE AS CLASS II DIRECTORS.

PROPOSAL FOUR

TO RATIFY THE APPOINTMENT OF KPMG, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011

Our Audit Committee has selected KPMG, LLP (“KPMG”), an independent registered public accounting firm, to audit our financial statements for Fiscal Year 2011, and based on this selection, our Board of Directors has unanimously recommended that stockholders vote for ratification of such appointment.  Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by our stockholders.  In August 2010, the Company changed its independent registered public accounting firm from Stonefield Josephson to KMPG, LLP to audit our financial statements for Fiscal Year 2010. The decision not to retain Stonefield Josephson was made and approved by the Audit Committee of the Company’s Board of Directors. Notwithstanding the selection or a ratification, the Audit Committee, in its discretion, may direct the appointment of new independent registered public accountants, at any time during the fiscal year, if the Audit Committee determines that such a change would be in the Company’s best interest and the interest of its stockholders. In the event of a negative vote or ratification, the Audit Committee may reconsider its selection. There was no adverse opinion, disclaimer of opinion, nor qualification or modification as to any uncertainty by Stonefield Josephson or KPMG, LLP.  There were no disagreements with Stonefield Josephson on any matter of account principles or practices, financial statement disclosure or auditing scope or procedure.

Attendance at the Annual Meeting

The Board of Directors expects that representatives of KPMG, LLP will be available in person and/or telephonically at the Meeting, afforded the opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions from stockholders.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Stonefield Josephson and KPMG, LLP for the Company’s fiscal year ended December 31, 2010 (“Fiscal Year 2010”), and the fiscal year ended December 31, 2009 (in thousands):

	Year Ended December 31	Year Ended December 31
Stonefield Josephson Fees	2010	2009
Audit Fees (1)	$60	$352
Audit Related Fees (2)	$4	0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total Stonefield Josephson Fees	$64	$352

	Year Ended December 31	Year Ended December 31
KPMG LLP Fees	2010	2009
Audit Fees (1)	$200	$0
Audit Related Fees (2)	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total KPMG LLP Fees	$200	$0

(1)
“Audit fees” includes fees for professional services principally related to the integrated audits of the Company’s annual and quarterly financial statements and internal control over financial reporting, consultation on matters that arise during a review or audit, reviews of SEC filings and statutory audit fees.

(2)	“Audit Related fees” includes fees which are for assurance and related services other than those included in Audit fees.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy regarding non-audit services provided by KPMG, LLP, our independent registered public accounting firm. First, the policy ensures the independence of our auditors by expressly naming all services that the auditors may not perform and reinforcing the principle of independence regardless of the type of service. Second, certain non-audit services such as tax-related services are permitted but limited in proportion to the audit fees paid. Third, the Chairman of the Audit Committee pre-approves, with subsequent ratification by the Audit Committee, non-audit services not specifically permitted under this policy and the full Audit Committee reviews the annual plan and any subsequent engagements. Thus, all of the services described above under audit-related fees, were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Independence Assessment by Audit Committee

The Company’s Audit Committee considered the provision of the services provided by KPMG, LLP as set forth herein, and determined that such services are compatible with maintaining KPMG, LLP’s independence.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting, the affirmative vote of the majority of Votes Cast is needed to ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for Fiscal Year 2011. Abstentions will have the effect of a vote “AGAINST” the ratification of KPMG as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR FISCAL YEAR 2011.

PROPOSAL FIVE

A NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 24 below.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond.  Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information we’ve provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting, the affirmative vote of the majority of the Votes Cast is required for advisory approval of this proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

PROPOSAL SIX

NON-BINDING VOTE ON THE FREQUENCY OF THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate, on an advisory and non-binding basis at least once every six years, on how frequently they would like to vote on a non-binding basis on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal Five beginning on page 13 of this proxy statement. By voting on this Proposal Six, stockholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two, or three years.

After careful consideration, our Board of Directors has determined that a non-binding vote on executive compensation that occurs annually is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one-year interval for the non-binding vote on executive compensation.  An annual vote allows the Company to react promptly to emerging trends in compensation, and give the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders.

We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one, two or three years, or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one, two or three years, that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the Named Executive Officers, on an advisory basis, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The option of one, two or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our Named Executive Officers that has been selected by stockholders.  However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on the compensation of our Named Executive officers more or less frequently than the option approved by our stockholders.

Vote Required; Recommendation of the Board of Directors

The option of one, two or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote. Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” AN ANNUAL ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

PROPOSAL SEVEN

AMENDMENT TO THE COMPANY’S 2007 EQUITY INCENTIVE PLAN

We are asking stockholders to approve an amendment to our 2007 Equity Incentive Plan (the “Plan”) to increase the number of shares of Company common stock (“Shares”) reserved for issuance under the Plan by 200,000 Shares so that we can continue to use the Plan to achieve the Company’s performance, recruiting, retention and incentive goals, as well as receive a federal income tax deduction for certain compensation paid under the Plan. On March 29, 2011, the Company’s Board of Directors (the “Board”) approved the increase in the number of Shares reserved in the Plan, subject to stockholder approval at the Annual Meeting. The Plan was amended to increase the number of Shares reserved for issuance thereunder by 200,000 Shares.

Since 2007, the Plan has not been modified other than to reflect an adjustment to the shares reserved and outstanding award under the Plan due to our one-for-ten reverse stock split, which occurred in November, 2010.

The Company currently grants stock options and restricted stock unit awards to the Company’s personnel as an incentive to increase long-term stockholder value. The Plan includes a variety of forms of equity awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares to allow the Company to adapt its equity compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

The Board and management believe that equity awards motivate high levels of performance, align the interests of personnel and stockholders by giving service providers the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the success of the Company. The Board and management believe that equity awards are a competitive necessity, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current service providers. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company.   The Board believes this program is an appropriate long-term incentive.

The Plan does not have an “evergreen” provision that provides for an automatic increase in the number of the shares available for issuance each year. In addition, no Shares have been added to the Plan since the approval of the Plan at the 2007 Annual Meeting. If stockholders approve the amendment to the Plan, we currently anticipate that we will not need to ask stockholders for additional Shares for issuance under the Plan until the 2014 Annual Meeting, depending on business conditions and needs.

Summary of the Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation. The Plan is set forth in its entirety as Appendix II to this Proxy Statement. The following summary is qualified in its entirety by reference to the Plan.

Background and Purpose of the Plan. The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units; (5) performance units, and (6) performance shares (individually, an “Award”). The Plan is intended to attract, motivate, and retain (1) employees of the Company and its subsidiaries (approximately 130 individuals), (2) consultants who provide significant services to the Company and its subsidiaries (approximately 5 individuals), and (3) directors of the Company who are employees of neither the Company nor any subsidiary (approximately 10 individuals).

Administration of the Plan. The Plan provides that it shall be administered by the Board or a committee of directors appointed by the Board (referred to herein as the “Administrator”).  To make grants to certain of the Company’s officers and key employees, the members of any such committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan).

Subject to the terms of the Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and construe and interpret the terms of the Plan and Awards granted pursuant to the Plan. The Administrator may, upon first receiving stockholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, awards of a different type, or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced. The Administrator may not, however, reprice awards or exchange awards for other awards, cash or a combination thereof, without the approval of the stockholders.

Number of Shares of Common Stock Available Under the Plan. The number of Shares initially reserved for issuance under the Plan equaled (1) 525,000 Shares   (taking into account the one-for-ten reverse stock split which occurred in November 2010), plus (2) up to those shares that may become available for issuance due to the expiration, cancellation or forfeiture of Awards granted under the Company’s 1998 Directors Plan (the “1998 Plan”) and the 1999 Stock Option Plan (the “1999 Plan”). As of December 31, 2010, a total of 639,087 Shares were subject to outstanding Awards out of all of the Company Plans, including 8,179 restricted stock awards, 156,250 restricted stock units and 474,658 shares subject to option grants and, prior to giving effect to the increase for which we are seeking approval, 15,246 Shares remain available for issuance out of the 2007 Plan. As of December 31, 2010, the weighted average exercise price of all outstanding options was $20.72 and weighted average remaining term of all outstanding options was 7.15 years.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the share reserve as two shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as two shares against the Plan share reserve pursuant to the preceding sentence is returned to the Plan, the Plan reserve will be credited with two shares that will thereafter be available for issuance under the Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Plan. Upon exercise of stock appreciation rights settled in shares, the gross number of shares covered by the exercised portion of the stock appreciation rights will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the Plan as described above. Shares used to pay the exercise price of an Award or used to satisfy tax withholding obligations will not become available for future grant or sale under the Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the Plan.

If the Company declares a stock dividend or engages in a reorganization or other change in its capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. If the stockholders approve the Plan, it will replace the version of the Plan that was approved by stockholders at the 2011 Annual Meeting. If stockholders do not approve the Plan, no Shares will be added to the total number of Shares reserved for issuance under the Plan and the version of the Plan approved in 2007 will remain in effect. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the Plan. The Administrator determines the number of shares subject to each option, although the Plan provides that a participant may not receive options for more than 200,000 shares in any fiscal year, except in connection with his or her initial employment with the Company, in which case he or she may be granted an option to purchase up to an additional one million shares.

The Administrator determines the exercise price of options granted under the Plan, provided the exercise price must be at least equal to the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of shares would violate securities laws, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of Company common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed, except that with respect to restricted stock granted to employees, and except as otherwise provided in the Plan, shares of restricted stock will not vest more rapidly than one-third of the total number of shares subject to the Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. The Administrator may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock (except that the number of shares of restricted stock eligible for such accelerated vesting will not exceed 5% of the total number of shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability or retirement. The Award agreement generally will grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but for shares of restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no participant will be granted a right to purchase or acquire more than 60,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 30,000 shares of restricted stock in connection with his or her initial employment with the Company.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; except that with respect to restricted stock units granted to employees, and except as otherwise provided in the Plan, restricted stock units will not vest more rapidly than one-third of the total number of shares subject to the Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. The Administrator may provide at the time of or following the date of grant for accelerated vesting for Awards of restricted stock units (except that the number of restricted stock units eligible for such accelerated vesting will not exceed 5% of the total number of shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability or retirement. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but for restricted stock units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any fiscal year of the Company, no participant may be granted more than 60,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 30,000 restricted stock units in connection with his or her initial employment to the Company.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash, shares of common stock, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Plan. The Administrator, subject to the terms of the Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 200,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 100,000 in connection with his or her initial employment with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for (i) three months following his or her termination for reasons other than cause, death, or disability, and (ii) twelve months following his or her termination due to death or disability. The participant’s Award agreement may also provide that if the exercise of a stock appreciation right following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the stock appreciation right will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). The participant’s Award agreement may also provide that if the exercise of a stock appreciation right following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of shares would violate securities laws, then the stock appreciation right will terminate on the earlier of (i) the expiration of the term of the stock appreciation right, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator, except that with respect to performance units or performance shares granted to employees, and except as otherwise provided in the Plan, performance units/shares will not vest more rapidly than one-third of the total number of performance units/shares subject to the Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. The Administrator, in its discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of performance units/shares (except that the number of performance units/shares eligible for such accelerated vesting will not exceed 5% of the total number of shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability or retirement. During any fiscal year, for performance units or performance shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no participant will receive more than 60,000 performance shares and no participant will receive performance units having an initial value greater than 1,000,000 dollars, except that a participant may be granted performance shares covering up to an additional 30,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating cash flow; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on equity; return on net assets; return on sales; revenue; sales growth; or total return to stockholders. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.

Transferability of Awards. Awards granted under the Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event of a change in control of the Company, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or the parent or subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the Plan. The Administrator will have the authority to amend, alter, suspend or terminate the Plan, except that stockholder approval will be required for any amendment to the Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The Plan will terminate in December 2017 unless the Board terminates it earlier.

Plan Benefits Table

The number of Awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of common stock subject to options granted under the Plan during the last fiscal year, (b) the average per share exercise price of such options, (c) the aggregate number of shares issued pursuant to awards of restricted stock units under the Plan during the last fiscal year, and (d) the dollar value of such shares based on $25.03 per share, the closing price per share of our common stock on the NASDAQ Global Market as of December 31, 2010.

Name and Position	Number of Options Granted	Average Per Share Exercise Price	Shares of Restricted Stock Units Awarded	Dollar Value of Restricted Stock Units Awarded
Kenneth G. Langone	7,000	$11.90
Kathryn McCarthy	—	—	—	—
Caroline Offutt	7,500	$15.60	78,125	$1,955,469
Scott Collison	25,000	$14.24	78,125	$1,955,469
Matthew Sweeney	46,000	$14.70	—	—
All executive officers, as a group	85,500	$14.42	156,250	$3,910,938
All current directors who are not executive officers, as a group	35,000	$13.82	5,000	$125,150
All employees who are not executive officers, as a group	157,469	15.65	—	—

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”), however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions. We strongly encourage recipients of such Awards to consult their tax, financial, or other advisor regarding the tax treatment of such Awards.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax (“AMT”)), in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

The difference between the exercise price and fair market value of the incentive stock option shares on the date of exercise is an adjustment to income for purposes of the AMT. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the incentive stock option shares occurs in the same calendar year as exercise of the incentive stock option, there is no AMT adjustment with respect to those incentive stock option shares. Also, upon a sale of incentive stock option shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the incentive stock option shares at exercise over the amount paid for the incentive stock option shares.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THIS PROPOSAL NUMBER SEVEN AND THE INCREASE IN SHARES AVAILABLE FOR GRANT UNDER THE PLAN.

CORPORATE GOVERNANCE

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance. We continue to study the laws affecting corporate governance, including the rules proposed and promulgated by the SEC and the Financial Industry Regulatory Authority. We strive to implement corporate governance “best practices” as we deem appropriate.

Board of Directors

Our Board of Directors is currently composed of ten directors, nine of whom are non-employee directors. The non-employee members of our Board of Directors hold regular executive sessions.

Committees.   The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Technology Committee. Each of our Audit and Compensation committees are comprised solely of independent directors as determined pursuant to the Nasdaq Listing Rules.  Each committee reviews its mandate as legislative and regulatory developments and business circumstances warrant. The Audit Committee and Compensation Committees conducted their annual reviews of their respective charters during Fiscal year 2010 and determined that no changes were necessary. Charters for each of the committees of our Board of Directors are available on our Web site at: http://geek.net/investors/corporate-governance/.

Independence of the Board of Directors.   The Board of Directors has determined that  all of the members of the Board of Directors are “independent directors” as defined in the Nasdaq Listing Rules except Messrs. Langone and Solomon. In determining the independence of our directors, the Board of Directors reviewed the applicable laws and regulations of the SEC and the Nasdaq Listing Rules, and considered all transactions in which the Company and any director had any interest, including those discussed under “Related Party Transactions” below.

Leadership Structure of our Board of Directors.

Upon Mr. Kauffman’s appointment as Chief Executive Officer, President and director in January 2009, the Board of Directors separated the roles of principal executive officer and Chairman of the Board of Directors. Following Mr. Kauffman’s departure in August 2010, the Company again combined the roles of its principal executive officer and chairman of the Board of Directors in Mr. Kenneth Langone.  Although Mr. Langone spends significant time with the Company and is highly active in our management, he does not devote his full time to the Company.  Mr. Langone also currently serves as the Chairman of Invemed Associates LLC, an investment bank, and is on the board of directors of the following publicly-traded companies: YUM Brands and Unifi.  While we believed this leadership structure was appropriate given that the Company has created an Office of the Chief Executive Officer and Mr. Langone’s role is to oversee that office, in March 2011, we elected Derek Smith to serve as our lead independent director.

In addition to the duties of all Board members, the specific responsibilities of the Lead Independent Director are to:

•	provide the Chairman of the Board with input as to the preparation of agendas for Board meetings;

•
provide the Chairman of the Board with input as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	preside over executive sessions of the Board; and

•	act as a liaison between the independent directors and the Chairman of the Board on sensitive issues.

The Board believes that our new overall structure of a combined Chairman and Chief Executive Officer, together with a Lead Independent Director, will result in an effective balancing of responsibilities, experience and independent perspective to meet the current corporate governance needs and oversight responsibilities of the Board.

Risk Oversight.

The role of the Board of Directors in the Company’s risk oversight process includes reviewing the Company’s key business risks, understanding how these risks could affect our Company and receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, investment and liquidity, and strategic and reputational risks. The full Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate senior manager within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management and reviews, at least annually, the Company’s risk management policies, including the Company’s investment policies.

Contacting the Board of Directors.   Any stockholder who desires to contact our Chairman of the Board of Directors or the other members of our Board of Directors may do so electronically by sending an email to the following address: ir@geek.net. Alternatively, a stockholder can contact our Chairman of the Board of Directors or the other members of the Board of Directors by writing to: Board of Directors, c/o Chairman of the Board of Directors, Geeknet, Inc., 11216 Waples Mill Rd., Suite 100, Fairfax, VA 22030. Communications received electronically or in writing will be reviewed by the Company’s General Counsel and distributed to the Chairman of the Board of Directors or the other members of the Board of Directors as appropriate, depending on the facts and circumstances outlined in the communication received.

Attendance at Annual Stockholder Meetings by the Board of Directors.   The Company has not adopted a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders. The Company’s informal policy is that it encourages, but does not require, directors to attend. Mr. Wright attended the Company’s 2010 Annual Meeting of Stockholders.

Meetings of the Board of Directors and Committees

Our Board of Directors held a total of eight (8) meetings during Fiscal Year 2010. No director serving throughout Fiscal Year 2010 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors upon which such director served.

At December 31, 2010, the Audit Committee consisted of Messrs. Anker, Smith and Riddick, each of whom is “independent” within the meaning set forth in the rules of the SEC and the Marketplace Rules of NASDAQ. Our Board of Directors has determined that Mr. Riddick is an independent director and qualifies as the “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act. The Audit Committee reviews our internal accounting procedures and consults with, reviews the services provided by and selects our independent registered public accountants. In particular, the Audit Committee is responsible for overseeing the engagement, independence, and services of our independent auditors. The Audit Committee also serves to: (i) act as an independent and objective party to monitor our financial reporting process and internal control system; (ii) review and appraise the audit efforts of our independent auditors; (iii) evaluate our quarterly and annual financial performance as well as our compliance with laws and regulations; (iv) oversee management’s establishment and enforcement of financial policies and business practices; and (v) provide an open avenue of communication among the independent auditors, financial and senior management, counsel and the Board of Directors. The Audit Committee held five (5) meetings during Fiscal Year 2010.

At December 31, 2010, the Compensation Committee consisted of Messrs. Riddick, Georgescu and Carey, each of whom is “independent,” as such term is defined by the Marketplace Rules of NASDAQ. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of our officers and employees and administers our stock plans and employee benefit plans. The Compensation Committee held six (6) meetings during Fiscal Year 2010. Mr. Matthew Blank was appointed the Compensation Committee in February 2011, and is “independent,” as such term is defined by the Marketplace Rules of NASDAQ.

The Nominating and Governance Committee currently consists of Messrs. Neumeister, Anker and Blank, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. Mr. Neumeister serves as Chairman of the Nominating and Governance Committee and also as the Lead Director.   Mr. Anker is not standing for re-election at the 2010 Annual Meeting of Stockholders, therefore, he will no longer be a member of the Nominating and Governance Committee.

At December 31, 2010, the Nominating and Governance Committee consisted of Messrs. Anker, Neumeister, and Solomon, each of whom we determined was “independent,” as such term is defined by the Marketplace Rules of NASDAQ, at that time. Mr. Solomon joined our Board of Directors in July 2010, at which time the Board consisted of six directors. At the time when Mr. Solomon joined the Board of Directors, the Board determined that Mr. Solomon was independent. Thereafter, the Board of Directors increased from seven to ten members. This new Board of Directors, in connection with its annual review process, determined in March 2011, that Mr. Solomon is no longer independent within the meaning set forth in the NASDAQ listing rules and as required by the rules and regulations of the SEC, as currently in effect and on March 29, 2011, Mr. Solomon stepped down from the Nominating and Governance Committee. Mr. Anker’s term as a director will end at the Annual Meeting and he is not standing for re-election to the Board of Directors. The Nominating and Governance Committee held three (3) meetings during Fiscal Year 2010.

The Nominating and Governance Committee identifies and evaluates qualified individuals who may become directors, determines the composition of the Board of Directors and its committees and monitors the process to assess the effectiveness of the Board of Directors. The Nominating and Governance Committee considers nominees proposed by a number of sources, including management and stockholders. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, stockholders should submit the candidate’s name and contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Geeknet, Inc. Common Stock to the Company’s General Counsel in writing at the following address: Geeknet, Inc., 11216 Waples Mill Rd., Suite 100, Fairfax, VA 22030.

The consideration of any candidate for director will be based on the Nominating and Governance Committee’s assessment of the individual’s background, experience, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board of Directors at that time. While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Governance Committee believes that candidates and nominees should reflect a Board of Directors that is predominately independent, that represents a diversity of viewpoints and backgrounds and that is comprised of directors who (i) are of high integrity, (ii) have broad, business-related knowledge and experience, (iii) have qualifications that will increase overall effectiveness of the Board of Directors and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Governance Committee deems necessary or proper.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Since the formation of our Compensation Committee, none of its members has been an officer or employee of the Company.

Compensation Practices as They Relate to Risk Management

The Compensation Committee believes that the Company’s executive compensation program does not encourage our management to take unreasonable risks relating to our business, particularly in light of the following factors:

•	our use of compensation tools which provide a balance of long- and short-term incentives with fixed and variable components;

•	the cap on awards to limit windfalls; and

•
our practice of utilizing results-oriented performance as one of several factors considered in assessing the contributions of a particular executive and the overall compensation payable to that executive.

The Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Employee Matters

In October 2002, we adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which has been executed by all of the Company’s employees and directors. Our Code of Conduct is available on our Web site at http://geek.net/investors/corporate-governance/.

We require all employees and directors to adhere to the Code of Conduct in addressing the legal and ethical issues encountered in conducting their work. Employees and directors are required to report to our General Counsel any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

In accordance with the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder by the SEC, the Audit Committee has established procedures to receive, retain and treat complaints received by us or the Audit Committee regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. We are monitoring developments in this field and, if necessary or appropriate, will adopt new procedures consistent with new legislation or regulations.

Other Matters

Disclosure.   We have established a disclosure committee comprised of certain senior executives and managers to specify, coordinate and oversee the review procedures that we use each quarter to prepare our periodic SEC filings.

Equity Plans.   Our standard practice is to obtain stockholder approval before implementing equity compensation plans.  From time to time, we may also grant equity awards outside of our established equity plans to new executives as an inducement material to their entering into employment with us, as permitted by NASDAQ rules.

EXECUTIVE OFFICERS

The name, age, position and a brief account of the business experience of our President and Chief Executive Officer, each of our named executive officers and other executive officers as of the Record Date are set forth below.

Named Executive Officers

Name	Age	Position
Kenneth G. Langone	75	Chief Executive Officer and Director
Scott Collison	48	President and Chief Executive Officer, Geeknet Media
Kathryn McCarthy	42	Executive Vice President, Chief Financial Officer
Caroline Offutt	46	President and Chief Executive Officer, ThinkGeek, Inc.
Matthew Sweeney	48	Chief Revenue Officer

Mr. Langone’s biographical information can be found above under “Proposal Two— To elect nine (9) directors to serve for a one-year term and until their successors are duly elected and qualified.”

Scott Collison has served as President and Chief Executive Officer, Geeknet Media since November 2011.  Mr. Collison joined Geeknet as its Vice President, Strategy and Business Development following Geeknet's acquisition of Ohloh Corporation in June 2009.  Mr. Collison was a founder of Ohloh Corporation and served as its Chief Executive Officer from June 2004 through June 2009.  From April 2001 to June 2004, Mr. Collison was the Senior Director of Platform Strategy at Microsoft Corporation. On March 21, 2011, Mr. Scott Collison resigned as President and Chief Executive Officer of the Company’s Media business unit.

Caroline Offutt has served as Vice President and General Manager, ThinkGeek, since December 2006, and as President of ThinkGeek, Inc., since July 2008. Ms. Offutt joined the Company as Director, General Manager, ThinkGeek in December 2004. From September 2003 to December 2004, Ms. Offutt served as director, merchandising and operations at Tactical Express, LLC, a direct marketer of federal law enforcement gear. From March 2001 to September 2003, Ms. Offutt served as director, operations at Safety-911, Inc., a direct marketer of public safety equipment.

Kathryn McCarthy has served as Executive Vice President, Chief Financial Officer, since January 2011.  Prior to joining the Company, Ms. McCarthy was with General Electric, Inc., where she was named a Company Officer in 2003. As Vice President and CFO of GE Healthcare in London, UK, she partnered with the CEO to deliver global growth, reduce costs and support mergers and acquisitions and integration activities. As Vice President of the GE Audit Staff, she led global audits and reported frequently to the Audit Committee and the Board of Directors. Previously, she was CFO of GE Transportation Systems and held leadership positions within GE Plastics in Europe and the US.

Matthew Sweeney has served as Chief Revenue Officer, since April 2011.  Prior to joining the Company, Mr.  Sweeney served as President of Sales and Marketing at Ziff Davis Enterprise Inc. from 2001 to 2009.  Mr. Sweeney also served as the President and Chief Executive Officer of IDG's Computerworld and InfoWorld brands at International Data Group, Inc. from 2007 to 2009.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully Submitted By:
MEMBERS OF THE COMPENSATION COMMITTEE
David B. Wright, Chairman
Matthew Blank
Frank Riddick
Matthew Carey
Peter Georgescu

Compensation Discussion and Analysis

EXECUTIVE COMPENSATION

Overview of Compensation Program and Philosophy

In 2010, the Company underwent significant management changes.  As part of this restructuring, the executive management team was reduced from ten (10) individuals – Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, Chief Operations Officer, Chief Product Officer, Chief Marketing Officer, General Counsel, Human Resources, and head of eCommerce to four (4) individuals – the Chief Financial Officer (Kathryn McCarthy), the head of the Company’s Media business (Scott Collison), head of the Company’s ecommerce business (Caroline Offutt), and an unfilled position of Chief Administrative Officer.  In addition, as discussed below, Mr. Langone, the Chief Executive Officer, receives no compensation and does not participate in any Company sponsored benefit plan for his services as Chief Executive Officer. As part of this reduction in the number of executive officers, the Company determined to increase the compensation of the new executive team.

The Company has designed its executive compensation program and philosophy to attract, motivate and retain talented executives responsible for the success of Geeknet, which operates in the online media and e-commerce industries, two extremely competitive and rapidly changing fields of endeavor. With this in mind, Geeknet strives to set its compensation programs within the appropriate competitive framework and based on a compensation philosophy of “pay for performance” that depends on the achievement of overall financial results and individual contributions by executives and employees. Within this overall philosophy, Geeknet’s objectives are to:

•
Motivate executive officers to achieve quantitative financial and qualitative non-financial goals and create a direct, meaningful link between achievement of these goals and individual executive compensation;

•
Align the financial interests of executive officers with those of Geeknet’s stockholders by providing significant equity-based, long-term incentives in the form of restricted stock and/or stock options, while carefully considering both stockholder dilution and financial accounting compensation expense; and

•	Offer a total compensation program that takes into consideration the executive compensation practices of a specifically identified peer group of companies, including competitors of Geeknet.

The Compensation Committee uses these objectives as a guide in establishing the compensation programs, practices and packages offered to Geeknet’s executive officers and in assessing the proper allocation between long- and short-term incentive compensation and cash and non-cash compensation. However, there is no pre-established policy or target for the allocation between long- and short-term incentive compensation and cash and non-cash compensation.

Role and Authority of Our Compensation Committee

The current members of the Compensation Committee are directors David B. Wright (Chair), Matthew Blank, Frank Riddick, Matthew Carey, and Peter Georgescu. Each of these individuals qualifies as (i) an “independent director” under the Marketplace Rules of NASDAQ, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code.

The Company’s Board of Directors created the Compensation Committee to carry out the Board of Directors’ responsibilities to: (i) oversee Geeknet’s compensation policies, plans and benefits programs; (ii) oversee the compensation of Geeknet’s Chief Executive Officer and other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934); (iii) evaluate and approve the executive officer compensation plans, policies and programs of Geeknet; and (iv) oversee the design of Geeknet’s equity compensation and incentive plans. The Compensation Committee reviews and establishes the executive compensation packages offered to the Company’s Chief Executive Officer and other named executive officers. In doing so, the Compensation Committee is responsible for ensuring that such packages are consistent with the Company’s compensation program and philosophy.

The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Geeknet’s website at the “Corporate Governance” page, with URL http://geek.net/investors/corporate-governance/.

The Compensation Committee’s responsibilities are discussed in detail in the charter and include:

•
Reviewing and approving: (i) the annual base salary; (ii) the annual incentive bonus plans, including specific goals and amounts; (iii) equity compensation; (iv) employment agreements, severance arrangements and change in control arrangements; and (v) any other benefits or compensation arrangements of the Company’s Chief Executive Officer and other executive officers;

•
Reviewing and approving corporate goals and objectives relative to the compensation of the Company’s Chief Executive Officer and executive management, evaluating their performance in light of these and other factors related to the performance of Geeknet, including the accomplishment of Geeknet’s long-term business and financial goals; and

•	Overseeing the design of Geeknet’s equity compensation and executive incentive plans and acting as the administrator of such plans for all employees.

The Compensation Committee has the final decision-making authority with respect to the compensation of the Company’s named executive officers. In carrying out its responsibilities, the Compensation Committee may engage outside consultants and/or consult with Geeknet’s Human Resources department as the Compensation Committee determines to be appropriate. The Compensation Committee may obtain advice and assistance from internal or external legal, accounting or other advisers selected by the Compensation Committee. The Compensation Committee may delegate any of its responsibilities to one or more directors or to members of management, to the extent permitted by applicable law. The Compensation Committee has authorized members of management to make salary adjustments under guidelines approved by the Compensation Committee for all employees other than named executive officers.

Role of Executive Officers in Compensation Decisions

The Compensation Committee on occasion meets with Mr. Langone, the Company’s President and Chief Executive Officer, to obtain recommendations with respect to the compensation programs, practices and packages for the Company’s executive officers (aside from Mr. Langone himself) and other key employees.  The Compensation Committee considers, but is not bound to and does not always accept, Mr. Langone’s recommendations. Mr. Langone and other executives or employees sometimes attend the Compensation Committee’s meetings, but they leave the meetings as appropriate when the Compensation Committee intends to meet independently. Mr. Langone receives no salary or other compensation including options or stock awards in consideration for his duties as President and Chief Executive Office but if this were to change, the Compensation Committee would make any such decisions with respect to Mr. Langone’s compensation package without him present.

Role of Compensation Consultant

Since 2007, the Compensation Committee has engaged J. Richard & Co. (“Richard & Co.”), a consulting company specializing in executive officer and director compensation, to conduct an annual competitive review and analysis of the Company’s executive compensation program and make recommendations for the Company’s executive officer compensation. Richard & Co. serves at the discretion of the Compensation Committee.  Richard & Co. has no other relationship with the Company.

For Fiscal Year 2010, Richard & Co. recommended, and the Compensation Committee approved, the following group of peer companies for use in conducting director and officer compensation analyses. These peer companies were intended to reflect Geeknet’s size, strategy, and business.   The following companies are collectively referred to herein as the “Fiscal Year 2010 Peer Companies”:

•	The Knot, Inc., New York, NY	•	Travelzoo, New York, NY
•	Move, Inc., Campbell, CA	•	TheStreet.com, New York, NY
•	Shutterfly, Redwood City, CA	•	Digital River, Eden Prairie, MN
•	WebMD, New York, NY	•	TechTarget, Inc., Needham, MA

Because each of the Fiscal Year 2010 Peer Companies was traded on the NASDAQ Global Market as of January 1, 2010, data on the compensation practices of the Fiscal Year 2010 Peer Companies generally was gathered through publicly available information.   These companies are reviewed annually to determine that they are appropriate for consideration.

Components of Compensation

The principal components of Geeknet’s executive officer compensation include:

•	Base salary;
•	Variable incentive cash bonus awards;
•	Long-term equity-based incentive awards;
•	Severance and/or change of control protection;
•	Retirement benefits provided under a 401(k) plan; and
•	Generally available benefit programs.

The Compensation Committee selected these components because it believes each is necessary to help Geeknet attract and retain the executive talent on which its success depends.   These components allow Geeknet to reward performance throughout the fiscal year and to provide an incentive for executives to appropriately balance their focus on short-term and long-term strategic goals. The Compensation Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of its compensation program and philosophy.

In addition to targeting base salaries for named executive officers in part based upon recognition of individual contributions to the Company’s success  and seeking to align compensation with specified peer groups, the Compensation Committee also endeavors to align such compensation with median base salary increases, if any, for similarly-situated executives as set forth in “The High-Tech Global Compensation Survey: Executive Functional Area,” provided by Culpepper and Associates, Inc. (“Culpepper”), to which the Company subscribes. Culpepper provides up-to-date, verified data for executive positions at comparable companies based on revenue, geographic location and industry sector.

The Compensation Committee reviews the entire executive compensation program at least annually. The Compensation Committee is aided in this review by its compensation consultant (which was Richard & Co. in Fiscal Year 2010). However, the Compensation Committee may at any time review one or more components as necessary or appropriate to ensure such components remain competitive and appropriately designed to reward performance. In setting compensation levels for a particular named executive officer, the Compensation Committee considers both individual and corporate factors. In general, compensation is targeted at the following percentiles, as compared to the applicable 2010 Peer Companies.

Components of Compensation	Target
Base salary	50th percentile
Total cash compensation (base salary and bonus)	50th to 65th percentile
Long-term equity-based compensation	50th to 75th percentile

The Company will look to award cash and long-term equity-based compensation above the 50th percentile if there is performance above the Company’s plan and forecasts regarding gross revenue and net income.

Base Salary and Variable Incentive Awards

Base Salary

Geeknet provides base salary to its named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. As used herein, named executive officers are: (i) each of the two persons who served as the Company’s Principal Executive Officer (PEO) at any time during Fiscal Year 2010; (ii) the Company’s Principal Financial Officer (PFO); (iii) the three most highly compensated executive officers other than the PEO and PFO who were serving at the end of the last completed fiscal year and (iv) up to two additional individuals for whom disclosure would have been provided pursuant to clause (iii) but for the fact that the individual was not serving as an executive officer of the Company at the end of Fiscal Year 2010. As described above, the Compensation Committee reviews information provided by Richard & Co. with respect to similarly-situated individuals at peer companies to assist it in determining base salary for each named executive officer. In addition, the Compensation Committee considers each executive officer’s experience, skills, knowledge, responsibilities and performance.  For newly hired executive officers, the Compensation Committee considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join Geeknet. The Compensation Committee believes that targeting base salaries to the 50th percentile, when coupled with higher targeted percentiles in variable compensation, strikes an effective balance between retention of executive talent and rewarding of achievement of planned revenue growth, total stockholder return and operating income growth.

The Compensation Committee typically reviews executive officer base salaries in the first quarter of each fiscal year. Increases are considered within the context of the Company’s overall annual merit increase budget before specific individual and market competitive factors are considered. The Compensation Committee does not apply specific formulas to determine increases.

There were the following base salary increases for named executive officers in Fiscal Year 2010; Scott Collison and Caroline Offutt’s base salary were increased to Four Hundred Thousand Dollars ($400,000).   In addition to the salary increase, the annual target bonus for Mr. Collison and Ms. Offutt was increased to $200,000, with the bonus for 2011 being guaranteed at 100% and paid in 2012 if such executive was still employed by the Company at that time.

Variable Incentive Awards

Bonus Programs.   The Company offers cash incentive bonus programs for named executive officers, management and other key employees. These programs are designed to provide cash incentives to, and reward the efforts of, named executive officers in maximizing the short- and long-term financial performance of the business.    The Compensation Committee has discretion to increase or decrease bonuses under the incentive bonus programs based on factors determined by the Compensation Committee.  In December 2010, the Company decided to provide the named executive officers (other than Mr. Langone and Mr. Sweeney) a guaranteed bonus as an incentive to focus the business on future growth and avoid a short term outlook on the Company’s success.  Mr. Langone receives no compensation for his role as Chief Executive Officer and Mr. Sweeney is eligible for a sales commission plan.

The table below describes for each named executive officer eligible to participate in a Company bonus program (i) the target percentage of base salary, (ii) the potential award range as a percentage of base salary, and (iii) the actual award earned for Fiscal Year 2010.

Named Executive Officer(1)	Target Percentage of Base Salary	Payout Percentage Range of Base Salary	Actual Award
Kenneth G. Langone (2)	0%	0%	$—
Scott Collison (3)	50%	70% to 150%	$23,739
Caroline Offutt (4)	50%	70% to 150%	$160,548
Matthew Sweeney (5)	—		$—
Scott Kauffman (6)	100%	70% to 150%	$84,302
Patricia Morris (7)	50%	70% to 150%	$30,946
Jay Seirmarco (8)	50%	70% to 150%	$65,990
Michael Rudolph (9)	50%	70% to 150%	$60,568

(1)	Ms. McCarthy joined Geeknet in January 2011 and has a guaranteed bonus of $200,000 for calendar 2011.
(2)	Mr. Langone receives no compensation in consideration for his role as Chief Executive Officer.

(3)
The bonus percentage allocations for first and second quarters were forty percent (40%) based on meeting Media revenue targets, forty percent (40%) based on meeting E-Commerce revenue targets and twenty percent (20%) based on meeting EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) targets.   If Geeknet attained between 100% and 150% of its quarterly revenue target, between 70% and 150% of its E-Commerce revenue and/or gross margin targets, then the percentage attainment of such quarterly targets was multiplied by such named executive officer’s applicable potential quarterly bonus (i.e., pro rata payout).  Mr. Collison received no bonus for the third and fourth quarters of 2010.

(4)
The bonus percentage allocations for the first and second fiscal quarter were forty percent (40%) based on meeting Media revenue targets, forty percent (40%) based on meeting E-Commerce revenue targets and twenty percent (20%) based on meeting adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) targets.   If Geeknet attained between 100% and 150% of its quarterly revenue target, between 70% and 150% of its E-Commerce revenue and/or gross margin targets, then the percentage attainment of such quarterly targets was multiplied by such named executive officer’s applicable potential quarterly bonus (i.e., pro rata payout). Ms. Offutt was awarded an additional bonus of $5,000 in the first quarter of 2010 in recognition of the E-Commerce business segment’s performance.

The bonus percentage allocations for the third and fourth fiscal quarter were fifty percent (50%) based on meeting E-Commerce revenue targets and fifty percent (50%) %) based on meeting E-Commerce gross margin targets.   If Geeknet attained between 100% and 150% of its quarterly revenue target, between 70% and 150% of its E-Commerce revenue and/or gross margin targets, then the percentage attainment of such quarterly targets was multiplied by such named executive officer’s applicable potential quarterly bonus (i.e., pro rata payout).

(5)	Mr. Sweeney does not participate in the bonus program as he has a sales commission plan. Mr. Sweeney received commission of $145,516 under his Commission Plans in calendar 2010.
(6)	Mr. Kauffman's employment with the Company terminated on August 5, 2010 and therefore he was not eligible to receive a bonus for the third or fourth quarters of calendar 2010.
(7)
The bonus percentage allocations for the first and second fiscal quarter of calendar 2010 were forty percent (40%) based on meeting Media revenue targets, forty percent (40%) based on meeting E-Commerce revenue targets and twenty percent (20%) based on meeting EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) targets.   If Geeknet attained between 100% and 150% of its quarterly revenue target, between 70% and 150% of its E-Commerce revenue and/or gross margin targets, then the percentage attainment of such quarterly targets was multiplied by such named executive officer’s applicable potential quarterly bonus (i.e., pro rata payout). Ms. Morris entered into a Separation Agreement with the Company on December 24, 2010 waiving her rights to her third and fourth quarter bonus in exchange for the amounts set forth in that Agreement.

(8)	Mr. Seirmarco's employment with the Company terminated on September 30, 2010 and he was not eligible to receive a bonus for either the third of fourth quarters of calendar 2010.
(9)	Mr. Rudolph's employment with the Company terminated on August 31, 2010 and therefore he was not eligible to receive a bonus for either the third or fourth quarters of calendar 2010.

The quarterly bonus targets were as follows:  Q1 media revenue $5,000,000, E-Commerce revenue $8,700,000 and adjusted EBITDA of ($1,820,000); Q2 media revenue $6,100,000, E-Commerce revenue $9,700,000 and adjusted EBITDA of ($300,000).  Q3 E-Commerce revenue $8,900,000 and adjusted EBITDA of ($130,000); Q4 E-Commerce revenue $36,300,000 and adjusted EBITDA of $6,730,000.

Long-Term, Equity-Based Incentive Awards

The goal of Geeknet’s long-term equity-based incentive program is to align the interests of executive officers with Geeknet’s stockholders and to provide each executive officer with a significant incentive to manage Geeknet from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of long-term, equity-based incentives based on each executive’s position within Geeknet and seeks to set a level that will create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, the number of unvested equity awards already held by each individual and comparable awards made to individuals in similar positions with the selected peer companies. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

In reviewing and analyzing the awards made to similarly situated individuals at the selected peer companies, the Compensation Committee, with the assistance of its compensation consultant, compares:

•	The number of shares subject to awards granted to an individual in a given role or position;
•
The number of shares owned, the number of option shares and/or restricted stock granted by role or position as a percentage of total shares owned, option shares granted and restricted stock awards of total common shares outstanding;

•	The fair value of the grant using a Black-Scholes valuation for equity awards that is consistent with FASB ASC Topic 718; and
•	The individual’s vested and unvested equity positions.

On a total Company basis, when appropriate, the Compensation Committee also analyzes:

•	The number of shares used by a company during the year with respect to new equity awards (i.e., burnrates);
•	The number of shares subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang); and
•	The number of shares subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).

We believe these comparisons provide important additional context for comparing the competitive level of our equity based compensation practices versus the market.

Use of Restricted Stock Units

Since its 2006 fiscal year, Geeknet has accounted for stock-based awards in accordance with the requirements of  ASC 718 (formerly known as FASB Statement No. 123(R)). As a result of the passage of ASC 718, the Compensation Committee determined that it was appropriate and in the Company’s interests to grant a combination of stock options and restricted stock to director-level employees and above on a going-forward basis.

For Fiscal Year 2010, the Compensation Committee weighed the relative costs and perceived benefits of stock options and restricted stock units and determined that, any and all grants to our named executive officers should be and were in the form of stock options and restricted stock units.

Accounting and Tax Considerations

Geeknet generally takes into consideration the accounting and tax effect of each component of compensation when establishing the compensation programs, practices and packages offered to Geeknet’s executive officers and aims to keep the compensation expenses associated with such programs, practices and packages within reasonable levels and an established budget.

Compliance with Section 162(m) of the Internal Revenue Code

Geeknet has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to its executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted there under by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied.

Change of Control and Severance Agreements

Set forth below is a description of the plans and agreements that could result in potential payouts to the named executive officers in the case of their termination of employment and/or a Change of Control (1) of the Company took place on December 31, 2010 (the last day of the Company’s Fiscal Year 2010). The definitions for certain defined terms used in the following disclosures are listed in the footnotes following the disclosure section below.

Kenneth G. Langone

Mr. Langone receives no compensation in consideration for his duties as President and Chief Executive Officer and has no contractual provisions regarding termination of his employment.

Scott Collison

Mr. Scott Collison resigned as President and Chief Executive Officer of the Company’s Media business unit effective March 21, 2011. The Company and Mr. Collison have agreed that his resignation will constitute a termination of employment as of March 21, 2011 and pursuant to Mr. Collison’s Employment Agreement dated August 8, 2011, in connection with his termination and subject to the execution of a separation and release of claims agreement in a form reasonably acceptable to the Company, the Company will provide Mr. Collison: (a) continuing payments of his current salary for a period of three (3) months (equal to $100,000, less applicable withholding taxes and (b) continuation of his current health plan benefits, through June 30, 2011.

Caroline Offutt

On July 16, 2008, the Compensation Committee of the Board of Directors of the Company approved the adoption of amended Change of Control and termination benefits for Ms. Offutt and authorized the Company to enter into an agreement with Ms. Offutt to reflect the following benefits:

(A) if Ms. Offutt’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause,(2) then, in addition to receiving all accrued and then unpaid salary and vacation, Ms. Offutt will be entitled to receive: (i) compensation equal to three months ($72,500) of her annual base salary in the form of salary continuation; and (ii) three months of reimbursement for COBRA health benefits coverage ($4,746); and

(B) if, following a Change of Control, Ms. Offutt’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, or Ms. Offutt is subject to Constructive Termination (4) , then, in addition to receiving all accrued and then unpaid salary and vacation, Ms. Offutt will be entitled to receive: (i) compensation equal to twelve months of her annual base salary ($400,000) in the form of salary continuation; (ii) twelve months of Accelerated Vesting (3) ($736,991); and (iii) six months of reimbursement for COBRA health benefits coverage ($9,491).

The awarding of any the above described benefits will be contingent upon Ms. Offutt entering into a separation and release of claims agreement prepared by the Company.

Matthew Sweeney

Upon Mr. Sweeney’s hire on April 5, 2010, the Compensation Committee of the Board of Directors of the Company approved the adoption of the following Change of Control and termination benefits for Mr. Sweeney and authorized the Company to enter into an agreement with Mr. Sweeney to reflect the following benefits:

 (A) if Mr. Sweeney’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause,(2) then, in addition to receiving all accrued and then unpaid salary and vacation, Mr. Sweeney’s will be entitled to receive: (i) compensation equal to three months ($75,000) of his annual base salary in the form of salary continuation; and (ii) three months of reimbursement for COBRA health benefits coverage ($4,746); and

 (B) if, following a Change of Control, Mr. Sweeney’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, or Mr. Sweeney’s is subject to Constructive Termination (4) , then, in addition to receiving all accrued and then unpaid salary and vacation, Mr. Sweeney’s will be entitled to receive: (i) compensation equal to six months of his annual base salary ($150,000) in the form of salary continuation; (ii) six months of Accelerated Vesting (3) ($138,051); and (iii) six months of reimbursement for COBRA health benefits coverage ($9,491).

The awarding of any the above described benefits will be contingent upon Mr. Sweeney’s entering into a separation and release of claims agreement prepared by the Company.

Patricia S. Morris

On December 24, 2010, Ms. Morris entered into a Separation Agreement as follows:

(A) Ms. Morris’ employment with the Company was terminated Company on March 1, 2010. In addition to receiving all accrued and unpaid salary and vacation, Ms. Morris also received: (i) compensation equal to six months ($145,000) of her annual base salary in the form of salary continuation; (ii) four months of Accelerated Vesting (3) ($14,050); (iii) a lump sum payment of one hundred thousand dollars ($100,000) in lieu of any amounts to be paid under the Company’s bonus plan for the third and fourth quarter of 2010 and the first quarter of 2011; and (iv) six months of reimbursement for COBRA health benefits coverage ($8,435).

Each of the above is subject to a 12 month non-solicitation provision.

Definitions for Change of Control and Severance Agreement Disclosures:

(1)
“Change of Control” as used herein means the closing of: (i) a merger or consolidation of the Company with or into any other corporation or other entity, or the sale of all or substantially all of the assets of the Company, unless the stockholders of the Company immediately prior to such transaction hold at least 50% of the outstanding equity securities of the entity surviving such merger or consolidation or the entity purchasing such assets, or (ii) a sale or transfer of more than 50% of the Company’s voting securities to a person or persons acting as a group, who is or are not controlled directly or indirectly by the Company, in a single transaction or series of related transitions.

(2)
“Cause” as used herein means any of the following: (i) any act of personal dishonesty involving an executive in connection with such executive’s responsibilities as an employee of the Company; (ii) the conviction of or plea of guilty or nolo contendere to a felony by an executive; (iii) a willful act by an executive which constitutes gross misconduct and which is injurious to the Company; or (iv) continued violations by an executive of such executive’s obligations as an employee of the Company which are demonstrably willful and deliberate on such executive’s part after there has been delivered to the executive a written demand for performance from the Company which describes the basis for the Company’s belief that he or she has not substantially performed his or her duties.

(3)
“Accelerated Vesting” as used herein means: (i) the immediate vesting of a number of shares subject to such executive’s stock options with the Company, equal to the number of options that would normally vest over the applicable acceleration period, and (ii) the immediate vesting of a number of shares of restricted stock in the Company held by such executive, if any, equal to the number of shares of restricted stock, if any, that would normally vest over the applicable acceleration period.

(4)
“Constructive Termination” means an executive’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following events without an executive’s consent: (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in an executive’s authority, duties or responsibilities with the Company in effect immediately prior to such assignment, or the removal of an executive from such position and responsibilities, unless an executive is provided with comparable authority, duties or responsibilities; provided, however, it being understood that a new position within a larger combined company does not constitute “Constructive Termination” if it is in the same area of operations and involves similar scope of management responsibility notwithstanding that an executive may not retain as senior a position overall within the larger combined company as an executive’s prior position; (ii) a material reduction of an executive’s base salary; (iii) a material change in the geographic location at which an executive must perform services (e.g., the relocation of an executive to a facility or a location less than fifty (50) miles from an executive’s then-present location shall not be considered a material change in geographic location); or (iv) any material breach by the Company of any material provision of executive’s employment agreement. The executive will not resign for Constructive Termination without first providing the Company with written notice of the acts or omissions constituting the grounds for “Constructive Termination” within ninety (90) days of the initial existence of the grounds for “Constructive Termination” and a reasonable cure period of not less than thirty (30) days following the date of such notice.

Estimated Payments upon Termination or Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above. Payments and benefits are estimated assuming that the triggering event took place on the last business day of Calendar Year 2010, and the price per share of our Common Stock is the official closing price on the NASDAQ Global Market as of that date ($25.03). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

		Potential Payments upon Involuntary Termination Other Than for Cause or Voluntary Termination for Good Reason
Name	Type of Benefit	Prior to Change in Control ($)	After Change in Control ($)

Scott Collison (5)	Cash Severance – Base Salary	96,250		n/a
	Cash Severance – Bonus	0		n/a
	Continued Coverage of Employee Benefits	4,746		n/a
	Total Termination Benefits:	100,996		n/a

Caroline Offutt	Cash Severance – Base Salary	$72,500		$145,000
	Cash Severance – Bonus (1)	36,250		36,250
	Intrinsic Value of Accelerated Restricted Stock	-		736,991
	Continued Coverage of Employee Benefits	4,746		9, 491
	Total Termination Benefits:	$100,996		$1,146,482

Scott L. Kauffman (2)	Severance Paid	$701,250	$	n/a
	Vesting Accelerated	$200,499		n/a
	Continued Coverage of Employee Benefits Paid	3,639		n/a
	Total Termination Benefits:	$905,388	$	n/a

Matt Sweeney	Cash Severance – Base Salary	75,000		150,000
	Intrinsic Value of Accelerated Restricted Stock	-		138,051
	Continued Coverage of Employee Benefits	4,746		9,491
	Total Termination Benefits:	79,746		297,542

Patricia S. Morris	Cash Severance – Base Salary	$145,000	$	n/a
	Cash Severance – Bonus	100,000		n/a
	Intrinsic Value of Accelerated Restricted Stock	14,050		n/a
	Continued Coverage of Employee Benefits	8,436		n/a
	Total Termination Benefits:	$267,486	$	n/a

Michael Rudolph (3)	Severance Paid	$58,750	$	n/a
	Continued Coverage of Employee Benefits Paid	4,671		n/a
	Total Termination Benefits:	$63,422	$	n/a

James Jay Seirmarco (4)	Severance Paid	$68,750	$	n/a
	Intrinsic Value of Accelerated Restricted Stock	39,666		n/a
	Continued Coverage of Employee Benefits Paid	4,580		n/a
	Total Termination Benefits:	$154,889	$	n/a

(1)	Assumes attainment of 100% of her quarterly bonus.
(2)	Mr. Kauffman’s employment with the Company terminated on August 5, 2010.
(3)	Mr. Rudolph’s employment with the Company terminated on August 31, 2010.
(4)	Mr. Seirmarco’s employment with the Company terminated on September 30, 2010.
(5)
Mr. Collison’s employment with the Company was terminated on June 9, 2010, and he received $58,750 of salary continuation in connection with the termination.  Mr. Collison was then re-hired by the Company on August 8, 2010 and resigned on March 21, 2011.

The following table sets forth all compensation paid or accrued during the past three fiscal years, plus the transition period from August 1, 2008 through December 31, 2008 (“2008T”), to: (i) the Company’s Principal Executive Officer (PEO); (ii) the Company’s Principal Financial Officer (PFO); (iii) the 3 most highly compensated executive officers other than the PEO and PFO who were serving at the end of the last completed fiscal year; and (iv) one additional individual for whom disclosure would have been provided pursuant to clause (iii) but for the fact that the individual was not serving as an executive officer of the company at the end of the last completed fiscal year.  Note that on November 10, 2010, the Company implemented a 'one for ten' reverse split of Geeknet common stock, approved at a special stockholders meeting October 14, 2010. A reverse stock split reduces the total number of a company's issued and outstanding common shares. As a result of the reduction in the number of common shares, the price per common share increases upon completion of a reverse stock split.  In addition, the Company rounded down any resulting fractional shares under its 2007 Equity Incentive Plan.

Name and Principal Position (2)	Fiscal Year		Salary	Bonus	Stock Awards (1)	Option Awards (1)	All Other Compensation		Total
Kenneth G. Langone (3)	2010		-	-	-	46,501		-	$46,501
			-	-	-	-		-

Scott Collison (4) President and Chief Executive Officer, Geeknet, Media	2010		$240,074	$23,239	$2,022,656	$202,305		-	$2,547,524
	2009		$130,673	$108,509	-	$162,740		-

Caroline Offutt President and General Manager, ThinkGeek, Inc.	2010		$284,333	$160,548	$2,022,656	$68,798		-	$2,536,515
	2009		$243,315	$123,227	$-	$71,400		$-	$437,942
	2008	T	$97,072	$40,204	$-	$90,750		$-	$228,026
	2008		$186,508	$63,442	$70,950	$-		$-	$320,900

Matt Sweeney (5) Chief Revenue Officer	2010		$222,885		-	$398,636		$175,803	$797,323

Scott L. Kauffman (6) Former Chief Executive Officer, President and Director	2010		$312,513	$84,302	$-	$183,940		-	$1,286,641
	2009		$398,462	$$274,126	$-	$-		$-	$672,588
	2008	T	$10,000	$-	$-	$802,350		$-	$812,350

Patricia S. Morris Former Senior Vice President and Chief Financial Officer	2010		$286,083	$103,946	-	$68,978		-	$459,006
	2009		$282,531	$68,950	$-	$53,550		$-	$405,031
	2008	T	$116,447	$29,656	$-	$-		$-	$146,103
	2008		$235,017	$75,830	$158,900	$-	$		$469,747

Michael Rudolph (7) Former Chief Marketing Officer	2010		169,430	60,329		$45,985		$63,422	$339,165
	2009		$228,397	$42,642	$-	$70,745		$-	$341,784
	2008	T	$94,135	$17,506	$-	$-		$-	$111,641
	2008		$213,337	$49,040	$74,950	$-		$-	$337,327

James Jay Seirmarco (8) Former Chief Technology Officer	2010		$217,242	$65,990		$91,970		$73,422	$448,623
	2009		$228,413	$42,645	$-	$106,445		$-	$377,503
	2008	T	$94,339	$17,507	$-	$-		$-	$111,846
	2008		$222,349	$49,515	$70,950	$-		$-	$324,814

(1)
Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 (formerly SFAS 123(R)) for Fiscal Year 2010. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010. These amounts do not correspond to the actual value that may be recognized by the directors.

(2)	Ms. McCarthy’s employment with the Company began in January 2011.
(3)
Mr. Langone receives no compensation in consideration for his services as Chief Executive Officer. Mr. Langone has served as a non-employee, director since July , 2010. From August 5, 2010, he has served as Interim Chief Executive Officer. On July 13, 2010, Mr. Langone received a stock option grant pursuant to the Company’s non-employee, director compensation policies.

(4)
Mr. Collison’s employment with the Company terminated in June 2010. Other income includes severance of $58,750 paid in conjunction with Mr. Collison’s termination. He was re-hired in August 2010.   He resigned in March 2011.

(5)	Mr. Sweeney’s employment with the Company began in April 2010. Mr. Sweeney’s ‘other compensation’ consisted of sales commissions.
(6)	Mr. Kauffman’s employment with the Company began in December 2008. Other income includes severance of $701,250 paid in conjunction with Mr. Kauffman’s termination.
(7)	Mr. Rudolph’s employment with the Company terminated on August 31, 2010. Other income includes severance of $58,750 paid in conjunction with Mr. Rudolph’s termination.
(8)	Mr. Seirmarco’s employment with the Company terminated on September 30, 2010. Other income includes severance of $68,750 paid in conjunction with Mr. Seirmarco’s termination.

The following table presents information concerning each grant of an award made to a named executive officer in Fiscal Year 2010 under any plan.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards
Scott Collison President and Chief Executive Officer, Geeknet, Media	December 14, 2010	78,125	$2,022,656

Caroline Offutt President and General Manager, ThinkGeek, Inc.	December 14, 2010	78,125	$2,022,656

The following table presents information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of the end of Fiscal Year 2010.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested
Kenneth G. Langone Interim Chief Executive Officer, President and Chairman of the Board of Directors	-	7,000	11.7	07/08/2020	-	-

Scott Collison President and Chief Executive Officer, Geeknet Media	-	20,000	$13.90	08/16/2020	78,125	$1,952,344

Caroline Offutt President and Chief Executive Officer, ThinkGeek, Inc.	3,999	-	$25.20	12/31/2014
	6,000	-	$50.80	12/26/2016
	7,032	5,467	$13.50	9/10/2018
	3,541	6,459	$11.90	7/31/2019
	1,250	6,250	$15.60	04/22/2020
					79,791	$1,993,997

Matt Sweeney Chief Revenue Officer	-	46,000	$14.70	04/05/2020	-	-

Scott L. Kauffman (3) Former Chief Executive Officer, President, and Chairman of the Board of Directors	-	-	$-	-

Patricia S. Morris Former Senior Vice President and Chief Financial Officer	39,999	0	$41.20	07/05/2016
	2,656	4,844	$11.90	07/31/2019
	1,250	6,250	$15.60	04/22/2020
					3,333	$83,292

James Jay Seirmarco (4) Former Chief Technology Officer	4,000	-	$30.00	06/14/2011
	2,083	-	$12.00	09/30/2020
	4,000	-	$29.80	12/10/2013
	5,999	-	$24.50	07/01/2014
	5,000	-	$19.00	09/30/2014
	2,607	-	$11.90	09/30/2020
	2,916	-	$15.60	09/30/2020
					-	$-

(1)	All options vest 1/4 on the 12 month anniversary of grant, and 1/36 per month thereafter, except for Mr. Langone whose options vest 1/4 on grant and 1/36 per month thereafter.
(2)	All awards vest 1/3 per year over 3 years.
(3)	Mr. Kauffman had no equity awards outstanding at the end of fiscal year 2010 as his employment was terminated in August 2010.
(4)	Mr. Seirmarco’s employment with the Company terminated on September 30, 2010. He has until March 31, 2011 to exercise vested options.

During Fiscal Year 2010, certain of the named executive officers exercised options and awards. The following table presents information concerning the aggregate number of shares that vested under stock awards during Fiscal Year 2010 for each of the named executive officers.

OPTION EXERCISES AND STOCK VESTED

			Stock Awards
Name	Number of Shares Acquired on Option Exercise	Value Realized on Option Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Award Vesting ($)
Kenneth Langone	-	-	-	$-

Scott Collison	-	-	-	-

Caroline Offutt President and General Manager, ThinkGeek, Inc.	-	-	2,333	$32,352

Matthew Sweeney Chief Revenue Officer	-	-	-	-

Scott L. Kauffman Former Chief Executive Officer, President and Director	171,979	$1,893,474	-	-

Patricia S. Morris Former Senior Vice President and Chief Financial Officer	-	-	6,666	$86,525

Michael Rudolph Former Chief Marketing Officer	2,811	$10,837	4,333	$59,472

James Jay Seirmarco Former Chief Technology Officer	2,184	$27,305	4,998	$79,049

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of December 31, 2010, all of which have been approved by our stockholders:

Plan Category (1)	A Number of Securities to Be Issued upon Exercise of Outstanding Options		B Weighted Average Exercise Price of Outstanding Options	C Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column A)
Equity compensation plans approved by stockholders	474,658	(1) (2)	$20.72	15,246

(1)
Includes 306,833 options outstanding under the Company’s 2007 Equity Plan, 127,575 options outstanding under the Company’s 1998 Stock Plan and 40,250 options outstanding under the Company’s 1999 Director’s Plan.

(2)	Does not include 156,250 restricted stock units outstanding under the Company’s 2007 Equity Plan.

Compensation of Directors

The following table provides information concerning the compensation paid by the Company to each of its non-employee directors for Fiscal Year 2010. Mr. Kauffman was an employee, and did not receive additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash (2)	Stock Awards (1) (3)	Option Awards (1) (4)	Total
Kenneth Langone	$-	$-	$46,501	$46,501
Andrew Anker	$34,375	$15,700	$-	$50,075
Matthew Blank	$-	$-	$-	$-
Robert A. Bowman	$24,500	$-	$51,547	$75,957
Matthew Carey	$-	$-	$55,195	$55,195
Peter Georgescu	$-	$-	$55,195	$55,195
Scott E. Howe	$11,500	$-	$-	$11,500
Robert Neumeister, Jr.	$34,750	$15,700	$-	$50,450
Suzanne M. Present	$25,250	$15,700	$-	$40,950
Frank Riddick	$-	$-	$55,195	$55,195
Michael Sileck	$37,750	$15,700	$-	$53,450
Derek Smith	$-	$-	$55,195	$55,195
Michael Solomon	$4,000	$-	$51,982	$55,982
David B. Wright	$33,750	$15,700	$-	$49,075

(1)
Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 (formerly SFAS 123(R)) for Fiscal Year 2010. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010. These amounts do not correspond to the actual value that may be recognized by the directors.

(2)
Until the third quarter of 2010, the Company paid in advance each quarter the retainer fees to its non-employee directors.   Thereafter, the Company changed its director compensation framework as follows:  each non-employee Director will receive an annual retainer consisting of Restricted Stock Units of Geeknet Common Stock with value of $50,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant.  In addition, the chairperson of each committee will receive Restricted Stock Units of Geeknet Common Stock with a value of $10,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant.  These Restricted Stock Units will be granted effective as of January 2 of the applicable year and will become fully vested on the day preceding the next Annual Shareholder meeting, subject to their continued services as a non-employee Director on such date. In addition, newly appointed non-employee Directors will receive, on the date such person becomes a Director, a one-time grant of Restricted Stock Units of Geeknet Common Stock with a value of $40,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant.  These Restricted Stock Units will become fully vested on the day preceding the next Annual Shareholder meeting, subject to their continued services as a non-employee Director on such date.

(3)
In Fiscal Year 2010, the Company’s non-employee directors who had served at least nine (9) months prior to the Annual Meeting and was serving as of the date of the 2010 Annual Shareholder meeting each received restricted stock purchase rights for 1,000 shares of the Company’s common stock at a purchase price per share equal to the par value of the Company’s common stock ($.001), as follows:

Name	Grant Date	Stock Award Shares	Grant Date Fair Value

Andrew Anker	5/04/2010	1,000	$15,700
Suzanne M. Present	5/04/2010	1,000	$15,700
David B. Wright	5/04/2010	1,000	$15,700
Robert Neumeister, Jr.	5/04/2010	1,000	$15,700
Michael Sileck	5/05/2010	1,000	$15,200

(4)	As of December 31, 2010, the aggregate number of shares underlying options outstanding for each of the Company’s non-employee directors was:

Name	Aggregate Number of Shares
Kenneth Langone	7,000
Andrew Anker	12,000
Matthew Blank	-
Robert A. Bowman	-
Matthew Carey	7,000
Peter Georgescu	7,000
Scott E. Howe	-
Robert Neumeister, Jr.	14,001
Suzanne M. Present	-
Frank Riddick	7,000
Michael Sileck	-
Derek Smith	7,000
Michael Solomon	7,000
David B. Wright	15,000

Standard Director Compensation Arrangements

Until November 2010, the Company used a combination of cash and equity compensation to attract and retain qualified candidates to serve on its Board of Directors as described in the Company’s Proxy Statement for Fiscal Year 2009 filed with the Securities and Exchange Commission on November 18, 2010.  On November 12, 2010, the Board of Directors approved the following change:

Each non-employee Director will receive an annual retainer consisting of Restricted Stock Units of Geeknet Common Stock with value of $50,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant.  In addition, the chairperson of each committee will receive Restricted Stock Units of Geeknet Common Stock with a value of $10,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant.  These Restricted Stock Units will be granted effective as of January 2 of the applicable year and will become fully vested on the day preceding the next Annual Shareholder meeting, subject to their continued services as a non-employee Director on such date.

In addition, newly appointed non-employee Directors will receive, on the date such person becomes a Director, a one-time grant of Restricted Stock Units of Geeknet Common Stock with a value of $40,000, determined by reference to the closing market price of Geeknet Common Stock on the date of grant.  These Restricted Stock Units will become fully vested on the day preceding the next Annual Shareholder meeting, subject to their continued services as a non-employee Director on such date.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 29, 2011, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) any person, known by the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each of its directors and each nominee seeking to become one of its directors, (iii) each of its executive officers and former executive officers named in the Summary Compensation Table appearing herein, and (iv) all of its current executive officers and directors as a group. The number and percentage of shares beneficially owned are based on the aggregate of 6,295,690 shares of Common Stock outstanding as of March 29, 2011. The Company does not know of any arrangements, including any pledge of its securities by any person, the operation of which may at a subsequent date result in a change of control of the Company.

Names and Addresses of Beneficial Owners (1)	Number of Shares	Awards (3)	Options (4)	Total	Percent of Common Stock Outstanding
Kenneth Langone	162,561	536	3,208	166,305	2.6%
Andrew Anker	21,500	536	12,000	34,036	*
Matthew Blank	-	-	-	-	*
Matthew Carey	1,165	536	3,062	4,763	*
Peter Georgescu	-	536	3,062	3,598	*
Sir Ronald Hampel	-	-	-	-	*
Robert M. Neumeister	10,050	536	14,000	24,586	*
Frank Riddick	-	536	3,062	3,598	*
Derek Smith	10,000	536	3,062	13,598	*
Michael Solomon (2)	1,055,812	536	3,208	1,059,556	16.8%
David Wright	8,500	536	15,000	24,036	*
Scott Collison	-	-	-	-	*
Kathryn M. McCarthy	-	-	-	-	*
Caroline Offutt	8,083	-	24,738	32,821	*
Matt Sweeney	-	-	12,458	12,458	*
Scott L. Kauffman	15,000	-	-	15,000	*
Patricia S. Morris	-	-	39,999	39,999	*
James Jay Seirmarco	6,334	-	15,999	22,333	*
Michael Rudolph	-	-	-	-	*
Entities and individuals affiliated with TCS Capital (6)	353,400	-	-	353,400	5.6%
Entities and individuals affiliated with Marlin Sams Fund, LP (5)	1,708,312	536	3,208	1,712,056	27.2%
Current directors and officers, as a group, a total number of 15 persons.	1,277,671	4,824	96,860	1,379,355	21.6%

*	Represents less than 1% of the outstanding shares Common Stock.
(1)	The address of each officer and director is c/o Geeknet, Inc., Attention: Investor Relations, 11216 Waples Mill Rd., Suite 100, Fairfax, VA 22030
(2)
Includes 1,055,812 shares specified in footnote (5). Mr. Solomon is a member of Gladwyne Marlin GenPar, LLC, which is a member of Marlin Sams GenPar, LLC, a Delaware limited liability company and the general partner of the Marlin Sams Fund, LP, a Delaware limited partnership. Mr. Solomon disclaims beneficial ownership of shares held by the entities specified in footnote (5) to the extent of his pecuniary interest in these entities. Includes 3,208 shares subject to options that are exercisable within sixty (60) days of March 29, 2011.

(3)	Awards are restricted stock units are granted pursuant to the Company’s director compensation policy and are subject to vesting within sixty (60) days of March 29, 2011.
(4)	Shares subject to options that are exercisable within sixty (60) days of March 29, 2011.
(5)
The address for Marlin Sams Fund, LP is 645 Fifth Avenue, New York, NY 10022. Based solely on information provided by the Marlin Sams Fund, L.P., the Fund had sole voting power and sole dispositive power over 1,015,812 of the shares listed above; William M. Sams had sole voting power and sole dispositive power over 640,000 of the shares listed above; Suzanne M. Present had sole voting power and sole dispositive power over 7,500 of the shares listed above; Marlin Sams GenPar, LLC had sole voting power and sole dispositive power over 1,015,812 of the shares listed above; Gladwyne Marlin GenPar, LLC had sole voting power and sole dispositive power over none of the shares listed above; Michael Solomon had sole voting power and sole dispositive power over 20,000 of the shares listed above; Candice McCurdy had sole voting power and sole dispositive power over 5,000 of the shares listed above; Chad McCurdy had sole voting power and sole dispositive power over none of the shares listed above; and Mary Thomas had sole voting power and sole dispositive power over none of the shares listed above. Marlin Sams Fund, L.P., Marlin Sams GenPar, LLC, and Gladwyne Marlin GenPar, LLC may be deemed to beneficially own 1,708,312 shares of the Company’s Common Stock. William M. Sams may be deemed to beneficially own 660,000 shares of the Company’s Common Stock, consisting of (i) 640,000 shares of Common Stock and (ii) 20,000 shares of Common Stock held in the Irrevocable Trust of Michael Solomon FBO Grace Solomon for the benefit of Michael Solomon’s daughter, of which William M. Sams is the co-trustee with Constance Solomon, Michael Solomon’s wife. Suzanne M. Present may be deemed to beneficially own 1,012,312 shares of the Company’s Common Stock.  Michael Solomon may be deemed to beneficially own 1,055,812 shares of the Company’s Common Stock. Candice McCurdy may be deemed to beneficially own 5,000 shares of the Company’s Common Stock. Chad McCurdy may be deemed to beneficially own no  shares of the Company’s Common Stock, and Mary Thomas may be deemed to beneficially own none of the  shares of the Company’s Common Stock.

(6)
Based on a Schedule 13G filed with the SEC on February 28, 2011 by TCS Capital Management LLC. TCS’s address is: 888 Seventh Avenue, Suite 1504, New York, NY 10019.   TCS Capital includes the following related entities:  TCS Capital Management LLC, TCS Global Equity Master Fund, L.P., TCS Capital GP, LLC, and Eric Semler.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish to the Company copies of all forms that they file pursuant to Section  16(a). Based solely on the Company’s review of the copies of such forms received, or written representations from certain reporting persons, the Company believes that during Fiscal Year 2010, all of its executive officers, directors and ten-percent stockholders complied with all applicable filing requirements.

RELATED PARTY TRANSACTIONS

We have adopted a Code of Conduct, which governs, among other things, related-party transactions. Under our Code of Conduct, related party transactions are disfavored and are therefore avoided wherever possible. Nonetheless, if a related-party transaction with a non-executive officer or non-director is deemed “unavoidable,” such proposed transaction must first be fully disclosed to the Company’s Chief Financial Officer (“CFO”). If the CFO determines that the proposed related-party transaction is material to the Company, then the transaction must be reviewed and approved in writing by the Audit Committee in advance of consummating the proposed transaction. In addition, any proposed related-party transaction involving a director or executive officer of the Company must be reviewed and approved in writing in advance by the disinterested members of the Company’s Audit Committee.

In the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than ten-percent of its Common Stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (i) compensation agreements and other arrangements, which are described under “Change of Control and Severance Agreements” and (ii) as described below.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the NASDAQ Stock Market, and operates under a written charter adopted by the Board of Directors (which can be accessed on our web site at http://geek.net/investors/corporate-governance/). As described more fully in its charter, the purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and audits of its financial statements; approve the hiring and firing of the independent auditors; assist the Board of Directors in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) its compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) its internal accounting and financial controls; prepare the report that the rules of the SEC require to be included in its annual proxy statement; provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Company’s management has primary responsibility for the preparation, presentation and integrity of its financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for Fiscal Year 2010 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

Review of Audited Financial Statements for Fiscal Year 2010

The Audit Committee discussed with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the audited financial statements in the Annual Report of Form 10-K for Fiscal Year 2010 with accounting principles generally accepted in the United States, KPMG’s judgments as to the quality, not just the acceptability, of its accounting policies and such other matters as are required to be discussed with the Audit Committee by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with KPMG its independence.

The Audit Committee discussed with KPMG the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held five (5) during Fiscal Year 2010.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended, and the Board of Directors approved, the inclusion the audited financial statements in the Annual Report on Form 10-K for Fiscal Year 2010 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of KPMG as the Company’s independent registered public accounting firm for Fiscal Year 2011.

Respectfully Submitted By:
MEMBERS OF THE AUDIT COMMITTEE
Frank Riddick III, Chairman
Andrew Anker
Derek Smith

OTHER MATTERS

The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April [__], 2011

Appendix I
Amendments to the Amended and Restated
Certificate of Incorporation to Declassify the Board of Directors

Article SEVENTH, Section B

~~Except with respect to directors who may be elected by the holders of any class or series of stock having preferences over the Common Stock as to dividends or upon liquidation, the directors shall be classified as set forth herein.  The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively.  Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.  At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three years.  At the second annual meeting of stockholders following the data hereof, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three years.  At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three years.  At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~ Each director shall be elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting of stockholders and each director shall remain in office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.  If the number of directors is increased at or following the 2011 annual meeting of stockholders, any additional director elected to fill a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders.  In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

Article SEVENTH, Section D

Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.  Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors than in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for ~~the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ a term expiring at the next succeeding annual meeting of stockholders and until such director's successor shall have been elected and qualified.

Article SEVENTH, Section G

Any director, or the entire Board of Directors, may be removed from office at any time ~~(i)~~ with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then -outstanding shares of the Voting Stock, voting together as a single class~~; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock~~.

Appendix II

GEEKNET, INC.

2007 EQUITY INCENTIVE PLAN

     1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

          The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

     2. Definitions. As used herein, the following definitions will apply:

          (a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

          (d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (e) “Board” means the Board of Directors of the Company.

          (f) “Change in Control” means the occurrence of any of the following events:

               (i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

               (ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

               (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

          For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

          (g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

          (h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

          (i) “Common Stock” means the common stock of the Company.

          (j) “Company” means Geeknet, Inc., a Delaware corporation, or any successor thereto.

          (k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (l) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

          (m) “Director” means a member of the Board.

          (n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

          (o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

          (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

          (r) “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith.

          (s) “Fiscal Year” means the fiscal year of the Company.

          (t) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

          (v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (w) “Option” means a stock option granted pursuant to the Plan.

          (x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y) “Participant” means the holder of an outstanding Award.

          (z) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

          (aa) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

          (bb) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

          (cc) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

          (dd) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

          (ee) “Plan” means this 2007 Equity Incentive Plan.

          (ff) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

          (gg) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

          (jj) “Service Provider” means an Employee, Director, or Consultant.

          (kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

          (ll) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

          (mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (nn) “Successor Corporation” has the meaning given to such term in Section 14(c) of the Plan.

     3. Stock Subject to the Plan.

          (a) Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 725,000 Shares plus (i) any Shares subject to stock options or similar awards granted under the Company’s 1998 Stock Plan (the “1998 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1998 Plan that are forfeited to or repurchased by the Company, (ii) any Shares subject to stock options or similar awards granted under the Company’s 1999 Director Option Plan (the “1999 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1999 Plan that are forfeited to or repurchased by the Company. The Shares may be authorized, but unissued, or reacquired Common Stock.

          (b) Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as two (2) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two (2) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

          (c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

          (d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Awards may be granted hereunder;

               (iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

               (iv) to determine the terms and conditions of any, and with the approval of the Company’s stockholders, to institute an Exchange Program;

               (v) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

               (vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

               (vii) to modify or amend each Award (subject to Section 19(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not, without the approval of the Company’s stockholders: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14), or (B) cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price;

               (viii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

               (ix) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

               (x) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

     5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Stock Options.

          (a) Limitations.

               (i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

               (ii) The following limitations will apply to grants of Options:

                    (1) No Participant will be granted, in any Fiscal Year, Options to purchase more than 200,000 Shares.

                    (2) In connection with his or her initial service as an Employee, an Employee may be granted Options to purchase up to an additional 100,000 Shares, which will not count against the limit set forth in Section 6(a)(ii)(1) above.

                    (3) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

                    (4) If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option, as applicable, will be counted against the limits set forth in subsections (1) and (2) above.

          (b) Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c) Option Exercise Price and Consideration.

               (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

               (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

               (iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

          (d) Exercise of Option.

               (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

               An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

               (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

               (iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

               (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

               (v) Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

     7. Restricted Stock.

          (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

          (b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 60,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 30,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          (c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

          (e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse at a rate determined by the Administrator; provided, however, that with respect to Restricted Stock granted to Employees, and except as otherwise provided in Section 14(c), Shares of Restricted Stock will not vest more rapidly than one-third (1/3rd) of the total number of Shares of Restricted Stock subject to an Award each year from the date of grant (or, if applicable, the date an Employee begins his or her employment with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock (provided, however, that the number of Shares of Restricted Stock eligible for such accelerated vesting shall not exceed 5% of the total number of Shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

          (f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

          (i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

     8. Restricted Stock Units.

          (a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 60,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 30,000 Restricted Stock Units.

          (b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse at a rate determined by the Administrator; provided, however, that with respect to Restricted Stock Units granted to Employees, and except as otherwise provided in Section 14(c), an Award of Restricted Stock Units will not vest more rapidly than one-third (1/3rd) of the total number of Restricted Stock Units subject to an Award each year from the date of grant (or, if applicable, the date an Employee begins his or her employment with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock Units (provided, however, that the number of Restricted Stock Units eligible for such accelerated vesting shall not exceed 5% of the total number of Shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

          (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

          (d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

          (e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

          (f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

     9. Stock Appreciation Rights.

          (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

          (b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 200,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 100,000 Shares.

          (c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

          (d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

          (f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

               (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

               (ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

     At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

     10. Performance Units and Performance Shares.

          (a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (ii) no Participant will receive more than 60,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 30,000 Performance Shares.

          (b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that with respect to Performance Units/ Shares granted to Employees, and except as otherwise provided in Section 14(c), Performance Units/Shares will not vest more rapidly than one-third (1/3rd) of the total number of Performance Units/Shares subject to an Award each year from the date of grant (or, if applicable, the date an Employee begins his or her employment with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares (provided, however, that the number of Performance Units/Shares eligible for such accelerated vesting shall not exceed 5% of the total number of Shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

          (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

          (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

          (g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/ Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

     11. Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including cash flow from operating activities; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; net income; operating income; profit before tax; revenue; or sales growth. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

     12. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

     13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

     14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

          (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, and 10.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.

     In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

     For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

     Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

     15. Tax Withholding

          (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          (b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

     16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

     17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

     18. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

     19. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

          (b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     20. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

     22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

PRELIMINARY COPY

Geeknet

GEEKNET, INC.
ATTN: LEGAL SERVICES
11216 Waples Mill Rd.
Suite 100
Fairfax, VA 22030

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following: 1. Election of Directors **Nominees**	☐	☐	☐	______________

01 Matthew C. Blank   02 Matthew Carey   03 Peter A. Georgescu   04 Frank A. Riddick, III   05 Derek Smith
06 Kenneth G. Langone   07 Michael Solomon   08 David B. Wright   09 Sir Ronald Hampel

The Board of Directors recommends you vote FOR proposals 1 through 5.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

		1 year	2 years	3 years	Abstain
6	To hold a non-binding vote on the frequency of executive compensation votes (Proposal Six);	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

0000093837_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

GEEKNET, INC.
Annual Meeting of Stockholders
This Proxy is solicited by the Board of Directors

TO THE STOCKHOLDERS: NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Geeknet, Inc. (the "Company"), a Delaware corporation, will be held on 8:00 a.m. Eastern Daylight Time ("EDT"), at the Bengain Hotel, 125 East 50th St, New York, NY 10022, for the purposes stated on the reverse side of this proxy card. The signatory on the reverse side of this proxy card (the "Signatory"), revoking all prior proxies, hereby appoints Kenneth G. Langone and Katheryn McCarthy and each of them, as proxies and attorneys-in-fact (the "Proxies"), with full power of substitution, to represent and vote on the matters set forth in this proxy all shares of the common stock of the Company held or owned by or standing in the name of the Signatory on the Company's books that the Signatory would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 10, 2011 at 8:00 a.m. EDT, and any continuation or adjournment thereof, with all powers the Signatory would possess if personally present at the meeting. The Signatory hereby directs and authorizes said Proxies, and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side of this proxy card, or, if no specification is made, to vote in favor. The Signatory hereby further confers upon said Proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters that may properly come before the Annual Meeting of Stockholders of the Company or any adjournment(s) or postponement(s) thereof. The Signatory hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000099837_2 R1.0.0.11699